Exhibit 10.12

CONFIDENTIAL TREATMENT REQUESTED

PORTIONS OF THIS AGREEMENT AND THE SCHEDULES HERETO MARKED BY

*** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL

TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION

METAL SUPPLY AGREEMENT

Between

ENGINEERED PRODUCTS SWITZERLAND AG

(as Purchaser)

and

RIO TINTO ALCAN INC.

(as Supplier)

for the Supply of Sheet Ingot in Europe

Dated as of 4 January, 2011

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2

2.	SALE OF METAL	13

3.	FAILURE TO PURCHASE/FAILURE TO SUPPLY	32

4.	FORCE MAJEURE	33

5.	HARDSHIP	35

6.	ASSIGNMENT	40

7.	TERM AND TERMINATION	42

8.	REMEDIES FOR BREACH	42

9.	[INTENTIONALLY DELETED]	44

10.	DISPUTE RESOLUTION	45

11.	MISCELLANEOUS	47

SCHEDULES

1	Additional Upcharges and Discounts

2	Alloy Adjustments

3	Financing Costs

4	Logistics Costs

5	Alloys and Applicable Quality Upcharges

6	Specifications

7	[Intentionally Deleted]

8	Credit Requirements

9	*** Improvement Process

10	Consignment Stock

11	Premium Calculation

12	Specifications for *** Size Formats

13	Alloys Not Subject to Discontinuance without Purchaser Consent

14	Parent Company Guarantee

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

i

METAL SUPPLY AGREEMENT

THIS AGREEMENT is entered into as of 4 January, 2011.

BETWEEN:	ENGINEERED PRODUCTS SWITZERLAND AG, a corporation organized under the laws of Switzerland (the “Purchaser”).

AND:	RIO TINTO ALCAN INC., a corporation organized under the Canada Business Corporations Act (the “Supplier”).

RECITALS:

WHEREAS, the Supplier wishes to supply and the Purchaser wishes to purchase Metal subject to the terms and conditions of this Agreement, commencing on 4 January, 2011 (the “Effective Date”).

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Agreement, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

For the purposes of this Agreement, the following terms and expressions and variations thereof shall, unless another meaning is clearly required in the context, have the meanings specified or referred to in this Section 1.1:

“3104 Alloy” means 3104 can body stock.

“3104 Surplus Inventory” has the meaning set forth in Section 2.8(b).

“Additional Upcharge” means those additional costs to be charged to the Purchaser as part of the Contract Price as set forth in Schedule 1.

“Affected Party” has the meaning set forth in Section 4.1.

“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person as of the date on which or at any time during the period for when such determination is being made. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Metal Supply Agreement, including the Preamble and all of the Schedules hereto, as amended from time to time in accordance with the requirements of Section 11.9.

“Alloy Adjustment” means the upward or downward adjustment, as the case may be, to the Contract Price to reflect fluctuations in the cost of certain alloy elements as per the Specifications and determined in accordance with the formula set forth in Schedule 2.

“Annual Base Quantity” means:

(a)	in respect of the 2011 Contract Year, *** Tonnes of Metal;

(b)	in respect of the 2012 Contract Year, *** Tonnes of Metal;

(c)	in respect of the 2013 Contract Year, *** Tonnes of Metal;

(d)	in respect of the 2014 Contract Year, *** Tonnes of Metal plus, if elected by the Purchaser pursuant to Section 2.5(a), the Safety Net Volume for the 2014 Contract Year;

(e)	in respect of the 2015 Contract Year, *** Tonnes of Metal plus, if elected by the Purchaser pursuant to Section 2.5(a), the Safety Net Volume for the 2015 Contract Year;

(f)	in respect of the 2016 Contract Year, *** Tonnes of Metal;

(g)	in respect of the 2017 Contract Year, *** Tonnes of Metal;

(h)	in respect of the 2018 Contract Year, *** Tonnes of Metal;

(i)	in respect of the 2019 Contract Year, *** Tonnes of Metal; and

(j)	in respect of the 2020 Contract Year, *** Tonnes of Metal.

“Annual Total Forecast Amount” has the meaning set forth in Section 5.4(a).

“Applicable Law” means any applicable law, rule or regulation of any Governmental Authority or any outstanding order, judgment, injunction, ruling or decree by any Governmental Authority.

“Bill of Lading Date” means the date indicated on the bill of lading representing Metal cargo to be shipped pursuant to this Agreement.

“Business Concern” means any corporation, company, limited liability company, partnership, joint venture, trust, unincorporated association or any other form of association.

“Business Day” means any day excluding (i) Saturday, Sunday and any other day which, in the City of Paris, France, Zurich, Switzerland or Frankfurt, Germany is a legal holiday, or (ii) a day on which banks are authorized by Applicable Law to close in the City of Paris, France, Zurich, Switzerland or Frankfurt, Germany.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

“CIF” and “CIP” mean, to the extent not inconsistent with the provisions of this Agreement, CIF and CIP as defined in Incoterms 2000.

“Commercially Reasonable Endeavours” means the endeavours that a reasonable and prudent Person desirous of achieving a business result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible in the context of commercial relations of the type contemplated in this Agreement, provided, however, that an obligation to use Commercially Reasonable Endeavours does not require the Person subject to that obligation to assume any material obligations or pay any material amounts to a Third Party.

“Confidential Information” has the meaning set forth in Section 11.14(a).

“Confirmed Order” has the meaning set forth in Section 2.7(g).

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Contract Price” means, for each Tonne of Metal sold and purchased hereunder in any calendar month, the price per Tonne of Metal determined in accordance with the following formula:

(a)	the LME Aluminium Price;

(b)	plus the EC Duty Paid Premium;

(c)	plus the Standard Sheet Ingot Premium (as the case may be and, for the avoidance of doubt, not with respect to any Safety Net Volume);

(d)	plus the Safety Net Volume Premium (as the case may be and, for the avoidance of doubt, only with respect to any Safety Net Volume);

(e)	plus the Quality Upcharge, as the case may be;

(f)	plus or minus the Alloy Adjustment, as the case may be;

(g)	plus the Additional Upcharge, as the case may be;

(h)	plus the Product under Development Upcharge, as the case may be;

(i)	plus the Trial Product Upcharge, as the case may be;

(j)	plus the New Tooling Upcharge, as the case may be;

(k)	plus the Logistics Cost, as the case may be;

(l)	plus the Financing Cost, as the case may be;

(m)	less any applicable discounts (including the Unsawn Discount and those set forth in Section 3 of Schedule 1).

“Contract Year” means each of the following periods during the Term:

(a)	the period commencing on January 1, 2011 and ending on December 31, 2011 (the “2011 Contract Year”);

(b)	the period commencing on January 1, 2012 and ending on December 31, 2012 (the “2012 Contract Year”);

(c)	the period commencing on January 1, 2013 and ending on December 31, 2013 (the “2013 Contract Year”);

(d)	the period commencing on January 1, 2014 and ending on December 31, 2014 (the “2014 Contract Year”);

(e)	the period commencing on January 1, 2015 and ending on December 31, 2015 (the “2015 Contract Year”);

(f)	the period commencing on January 1, 2016 and ending on December 31, 2016 (the “2016 Contract Year”);

(g)	the period commencing on January 1, 2017 and ending on December 31, 2017 (the “2017 Contract Year”);

(h)	the period commencing on January 1, 2018 and ending on December 31, 2018 (the “2018 Contract Year”);

(i)	the period commencing on January 1, 2019 and ending on December 31, 2019 (the “2019 Contract Year”); and

(j)	the period commencing on January 1, 2020 and ending on December 31, 2020 (the “2020 Contract Year”).

“Default Interest Rate” means the annual rate equal to the greater of (i) *** percent (***%) and (ii) the one month London Interbank Offered Rate (LIBOR) plus *** basis points.

“Defaulting Party” has the meaning set forth in Section 8.2.

“Definitive Annual Quantity” has the meaning set forth in Section 2.7(b).

“Delivery Site” means:

(a)	the facilities of the Purchaser Group located at Singen, Germany (the “Singen Facility”);

(b)	the facilities of the Purchaser Group located at Neuf Brisach, France (the “Neuf Brisach Facility”);

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	the facilities of the Purchaser Group located at Issoire, France (the “Issoire Facility”); and

(d)	such other facilities of the Purchaser Group as may be notified by the Purchaser to the Supplier on an exceptional basis, provided that the Purchaser shall bear any incremental freight charges incurred by the Supplier as a result of such designation.

“Disclosing Party” has the meaning set forth in Section 11.15.

“Dispute” has the meaning set forth in Section 10.1.

“Disputed Amount” has the meaning set forth in Section 2.12(e).

“Dollars” or “$” means the lawful currency of the United States of America.

“EC Duty Paid Premium” means for the calendar month of shipment, the arithmetic average of the EC Duty Paid Premium (cash average bid/ask) for primary high grade aluminium, as published by the Metal Bulletin during the calendar month preceding the calendar month of shipment or as otherwise determined pursuant to Section 2.9(c).

“Effective Date” has the meaning set forth in the Recitals.

“Encumbrance” means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, usufruct, retention of title, right of pre-emption, right of first refusal or other third party rights or security interest of any kind or any agreement, arrangement or obligation to create any of the foregoing.

“Escalation Notice” has the meaning set forth in Section 10.2.

“Euros” or “€” means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty Establishing the European Community, as amended by the Treaty on European Union.

“Event of Default” has the meaning set forth in Section 8.2.

“Financing Cost” means the costs to be charged to the Purchaser as part of the Contract Price for Metal shipped to the Neuf Brisach Facility or the Issoire Facility and calculated in accordance with the formula set forth in Schedule 3.

“Force Majeure” has the meaning set forth in Section 4.2.

“Governmental Authority” means any court, arbitration panel, governmental or regulatory authority, agency, stock exchange, commission or body.

“Gross Up Payment” has the meaning set forth in Section 11.12(a)(v).

“Group” means the Supplier Group or the Purchaser Group, as the context requires.

“Hardship Conditions” has the meaning set forth in Section 5.1(a).

“Hardship Period” means the period commencing on the first day of the month in which the Purchaser provides written notice to the Supplier pursuant to Section 5.1 that it wishes to reduce the quantity of Metal purchased by it under this Agreement due to the existence of Hardship Conditions, and ending on the date on which the Purchaser provides written notice to the Supplier pursuant to Section 5.10 that such Hardship Conditions have ceased.

“ICC” means the International Chamber of Commerce.

“Incoterms 2000” means the set of international rules updated in the year 2000 for the interpretation of the most commonly used trade terms for foreign trade, as published by the ICC and as amended from time to time.

“Indemnifiable Tax” means any withholding tax imposed on any payment required to be made by the Purchaser to the Supplier under this Agreement by any taxing or governmental authority, other than a taxing or governmental authority of Switzerland, the Netherlands, France, Germany, the United States, the Czech Republic or any political subdivision of any of them, provided, however, that an Indemnifiable Tax shall not include (i) any withholding tax that would not have been imposed in respect of a payment under this Agreement but for a present or former connection (other than solely as a consequence of this Agreement) between the jurisdiction of the governmental or taxation authority imposing such tax and the Supplier (including, without limitation, a connection arising from the Supplier having had a permanent establishment or fixed place of business in such jurisdiction), (ii) any withholding tax that is attributable to the failure or inability of the Supplier to comply with or perform any of its obligation under Section 11.12(b), and (iii) (for the avoidance of doubt) any tax imposed on or calculated by reference to the net income, profits or gains of the Supplier by the jurisdiction under the laws of which the Supplier is incorporated or organised, or the jurisdiction in which it is treated as resident for tax purposes.

“Information” means any information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, test procedures, research, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, Know-how, techniques, manufacturing techniques, manufacturing variables, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, products, product plans, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer information, customer services, supplier information, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Know-how” means confidential and proprietary industrial and commercial information and techniques in any form, including drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers.

“*** Facility” has the meaning set forth in Section 2.3(b).

“LCIA” has the meaning set forth in Section 10.4(a).

“LCIA Rules” has the meaning set forth in Section 10.4(a).

“LME” means the London Metal Exchange.

“LME Aluminium Price” means, for the calendar month of shipment, the arithmetic average of the LME cash settlement seller’s and buyer’s prices for primary high grade aluminium plus the applicable contango/backwardation for the calendar month of shipment for the due date on the 3rd Wednesday of the month of shipment calculated each day, as published by the LME internet site at www.lme.co.uk, on each day during the calendar month preceding the calendar month of shipment or as otherwise determined pursuant to Section 2.9(b).

“Logistics Costs” means those logistics-related costs charged to the Purchaser as part of the Contract Price as set forth in Schedule 4.

“M + 1 Month” has the meaning set forth in Section 2.7(d).

“M + 2 Month” has the meaning set forth in Section 2.7(d).

“M + 3 Month” has the meaning set forth in Section 2.7(d).

“Mediation Notice” has the meaning set forth in Section 10.3(a).

“Metal” means aluminium and aluminium alloy in the form of sheet ingot (other than Trial Products), consisting of the alloys specifically identified in Schedule 5 and having the specifications set forth in Schedule 6.

“Monthly Base Quantity” means, in respect of each calendar month during the Term of this Agreement, the quantity of Metal to be sold and purchased hereunder during such calendar month, which shall be equal to the sum of the following:

(a)	where the regular shipment pattern between a Supplier Facility and a Delivery Site consists of multiple shipments per week, the annual quantity of Metal to be purchased by that Delivery Site as forecasted in accordance with Section 2.7(c) and revised in accordance with Section 2.7(f), multiplied by the number of days in that calendar month and divided by the number of days in the Contract Year; and

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)	where the regular shipment pattern between a Supplier Facility and a Delivery Site consists of a single shipment per week, the annual quantity of Metal to be purchased by that Delivery Site as forecasted in accordance with Section 2.7(c) and revised in accordance with Section 2.7(f), multiplied by the number of shipments in that calendar month determined based on the normally applied shipment schedule of the Supplier Facility supplying Metal to that Delivery Site and divided by 52 or 53, whichever is the total number of shipments in the regular shipment schedule of the Supplier Facility in the relevant Contract Year, provided that the Monthly Base Quantity for any calendar month in which the Effective Date occurs shall be pro rated for the period from the Effective Date until the end of such calendar month; and provided further, for the avoidance of doubt, that the aggregate sum of the Monthly Base Quantities for any Contract Year shall be equal to the Definitive Annual Quantity for such Contract Year.

“New Tooling” has the meaning set forth in Section 2.4(c).

“New Tooling Upcharge” has the meaning set forth in Section 2.4(c).

“***” has the meaning set forth in Section 3(b).

“***” has the meaning set forth in Section 3(a).

“Ordinary Course of Business” means any action taken by a Person that is in the ordinary course of the normal, day-to-day operations of such Person.

“OTS Percentage” has the meaning set forth in Schedule 10.

“Parent Company Guarantee” has the meaning set forth in Section 11.18(a).

“Party” means each of the Purchaser and the Supplier as a party to this Agreement and “Parties” means both of them.

“Person” means any individual, Business Concern or Governmental Authority.

“PPM Level” has the meaning set forth in Schedule 6.

“Product Group” means such grouping of alloys, appropriate for planning and scheduling purposes, as may be mutually agreed upon by the Parties.

“Product under Development” means any product (other than Trial Products):

(a)	that is identified in advance by the Purchaser and agreed to by the Supplier pursuant to Section 2.4(a) as being under development;

(b)	for which the applicable Specifications have been developed and approved by the Purchaser and the Supplier; and

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(c)	for which the total quantities thereof supplied to the Purchaser under this Agreement have not attained 2000 Tonnes (in the case of a new alloy not listed on Schedule 6) or 500 Tonnes (in the case of a new format).

“Product under Development Upcharge” means an upcharge to be charged to the Purchaser as part of the Contract Price in the amount of *** Euros per Tonne of Metal which constitutes Products under Development.

“Purchaser” has the meaning set forth in the Preamble to this Agreement.

“Purchaser Group” means the Purchaser and its Affiliates from time to time.

“Qualifying Change of Control” has the meaning set forth in Part III of Schedule 8.

“Quality Upcharge” means those quality-related premiums to be charged to the Purchaser as part of the Contract Price as set forth in Schedule 5.

“Reduced Supply” has the meaning set forth in Section 2.3(f).

“Relevant 12-Month Period” has the meaning set forth in Section 5.3.

“Relevant Contract Year” has the meaning set forth in Section 5.2.

“Relevant Hardship Period” has the meaning set forth in Section 5.3.

“Relevant Purchaser Entity” has the meaning set forth in Section 5.1(a)(ii).

“Relevant Purchaser Facility” has the meaning set forth in Section 5.1(a)(ii).

“Remedial Plan” has the meaning set forth in Section 2.11(a).

“Representatives” means, with respect to any Person, any of such Person’s Affiliates and its and their directors, officers, employees, agents, consultants, advisors, accountants and attorneys.

“Requesting Party” has the meaning set forth in Section 11.15.

“RTA Supply Amount” has the meaning set forth in Section 5.8.

“Safety Net Volume” has the meaning set forth in Section 2.5(a).

“Safety Net Volume Premium” means:

(a)	the premium in an amount equal to *** Euros per Tonne of unsawn Metal to be charged to the Purchaser as part of the Contract Price for the first *** Tonnes of unsawn Metal comprising the Safety Net Volume; and

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(b)	thereafter, the premium in an amount equal to *** Euros per Tonne of unsawn Metal to be charged to the Purchaser as part of the Contract Price for Metal comprising the Safety Net Volume.

“Shipment Schedule” has the meaning set forth in Section 2.7(e).

“Specifications” means specifications for Metal as set out in Schedule 6, which may be amended from time to time by mutual agreement of the Parties (including to set out the Specifications applicable to each Product under Development).

“Standard Sheet Ingot Premium” means the premium to be charged to the Purchaser for unsawn Metal in the amount of *** Euros per Tonne of Metal in the 2011 through 2017 Contract Years, *** Euros per Tonne of Metal in the 2018 Contract Year, *** Euros per Tonne of Metal in the 2019 Contract Year, and *** Euros per Tonne of Metal in the 2020 Contract Year, in each case with the exception of the Safety Net Volume, if any, to which the Safety Net Volume Premium shall apply.

“Supplier” has the meaning set forth in the Preamble to this Agreement.

“Supplier Facilities” means:

(a)	the facilities of the Supplier located at *** (the “*** Facility”);

(b)	the facilities of the Supplier located at *** (the “*** Facility”);

(c)	the facilities of the Supplier located at *** (the “*** Facility”); and

(d)	such other facilities of the Supplier as may be notified by the Supplier to the Purchaser and which are qualified to supply Metal in accordance with Section 2.3(a).

“Supplier Group” means Supplier and each of its Affiliates from time to time, including Rio Tinto plc and Rio Tinto Limited and each of their respective Affiliates from time to time.

“***” has the meaning set forth in Section 2.13(c).

“Target OTS Percentage” has the meaning set forth in Schedule 10.

“Term” has the meaning set forth in Section 7.1.

“Terminating Party” has the meaning set forth in Section 8.2.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Third Party” means a Person that is not a Party to this Agreement, other than a member of the Supplier Group or a member of the Purchaser Group.

“Tonne” or “t” means 1,000 kilograms.

“Total Hardship Consumption Amount” has the meaning set forth in Section 5.8.

“Total Pre-Hardship Consumption Amount” has the meaning set forth in Section 5.4(b).

“Trial Product” means any product:

(a)	that is identified in advance by the Purchaser and agreed to by the Supplier pursuant to Section 2.4(b) as being the subject of research and development or trials; and

(b)	for which the specifications shall be agreed between the Purchaser and the Supplier.

“Trial Product Upcharge” means an upcharge to be charged to the Purchaser as part of the Contract Price in the amount of *** Euros per Tonne of Metal which constitutes Trial Products.

“Unsawn Discount” means a discount of *** Euros per Tonne of Metal.

“VAT Taxes” has the meaning set forth in Section 2.12(g).

“Weighted Average OTS Percentage” has the meaning set forth in Schedule 10.

“Withheld Amount” has the meaning set forth in Section 11.12(a).

1.2	Currency

All currency references to LME Metal-related components herein are to Dollars unless otherwise specified. All other references to currency herein are to Euros unless otherwise specified. All currency conversions from Dollars to Euros and vice versa required for purposes of calculating the applicable LME Aluminium Price shall be made utilizing the monthly average of the daily spot Euro/Dollar exchange rate of the European Central Bank during the calendar month preceding the calendar month of shipment calculated each day, adjusted by the “report/deport” spread to the LME prompt date of the month of shipment plus two (2) Business Days.

1.3	Vienna Convention

The Parties agree that the terms of the United Nations Convention (Vienna Convention) on Contracts for the International Sale of Goods (1980) shall not apply to this Agreement or the obligations of the Parties hereunder.

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1.4	Schedules

The Schedules to this Agreement form an integral part of this Agreement and are hereby incorporated herein by reference.

2.	SALE OF METAL

2.1	Supply and Sale by the Supplier

Subject to the terms and conditions of this Agreement and throughout the Term of this Agreement, the Supplier shall supply and sell to the Purchaser in each Contract Year the quantity of Metal determined in accordance with the terms of Sections 2.6 and 2.7.

2.2	Purchase by the Purchaser

Subject to the terms and conditions of this Agreement and throughout the Term of this Agreement, the Purchaser shall purchase and take delivery from the Supplier in each Contract Year the quantity of Metal determined in accordance with the terms of Sections 2.6 and 2.7.

2.3	Supplier Facilities and Qualification of Facilities

(a)	The Supplier shall supply Metal from any of the Supplier Facilities, at the option of the Supplier, provided the Supplier Facility in question is qualified to supply Metal to the applicable Delivery Site. The Supplier may also supply Metal from such other facilities as may be qualified for supply of Metal to the Delivery Sites in accordance with the terms hereof. Subject to Section 2.3(b), if the Supplier wishes at any time to supply Metal hereunder to the Purchaser from a facility other than a Supplier Facility and likewise, if the Purchaser wishes to receive delivery of Metal hereunder at a Delivery Site from a facility other than a Supplier Facility, the Supplier or the Purchaser, as the case may be, shall give notice of such desire to the other Party and thereafter the Parties shall enter into good faith negotiations with a view to agreeing on the appropriate qualification procedures and conditions to be met in order to qualify such facility (including the appropriate reimbursement of the Purchaser Group’s and the Purchaser Group’s customers’ costs in connection with such qualification) to supply Metal meeting the Specifications hereunder. Any such Supplier facility, once such qualification procedures and conditions have been agreed and the relevant facility has been qualified as provided above, shall become a “Supplier Facility” for the purposes of this Agreement.

(b)

The Supplier and the Purchaser hereby acknowledge and agree that the facility of the Supplier located at *** (the “*** Facility”) is qualified to supply 3104 Alloy to the Delivery Sites pursuant to the terms of this Agreement. The Supplier shall supply 3104 Alloy from the *** Facility subject to the terms of this Agreement to the extent required in order

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

for it to satisfy its supply obligations under this Agreement during any period in which: (x) the *** Facility has been permanently shut down and (y) the Purchaser has notified the Supplier under Section 2.11 that the *** Facility is no longer qualified to supply 3104 Alloy to it under this Agreement, provided that:

(i)	notwithstanding the above, the Supplier shall not be obligated to supply 3104 Alloy to the Purchaser pursuant to this Section 2.3(b):

(w)	in excess of an aggregate quantity of *** Tonnes per month (including any quantities of 3104 Alloy purchased by the Purchaser pursuant to Section 2.8(a));

(x)	in any of the 2018 Contract Year, the 2019 Contract Year or the 2020 Contract Year;

(y)	if (and to the extent that), at the time the Purchaser requests the supply of 3104 Alloy under this Section 2.3(b), the Supplier is contractually obligated to supply volumes to any other person, in which case the Supplier shall consider in good faith allocating available supply of 3104 Alloy from the *** Facility to the Purchaser (taking into account contractual obligations to other persons and the amount of 3104 Alloy required to be supplied to the Purchaser in order for the Supplier to comply with its supply obligations under this Agreement); or

(z)	if (and to the extent that) at the time the Purchaser requests the supply of 3104 Alloy under this Section 2.3(b) the Supplier has supplied quantities of 3104 Alloy to the Purchaser pursuant to Section 2.8(b); and

(ii)	the Purchaser shall, at least two (2) months prior to the month in which the Purchaser requests 3104 Alloy to be shipped to it, provide to the Supplier a draft shipment schedule specifying the date ranges for shipment and quantities of 3104 Alloy to be shipped in each week in respect of the relevant calendar month of shipment, which shipment dates and quantities of 3104 Alloy shall be subject to written acceptance by the Supplier, which acceptance may not be unreasonably withheld, conditioned or delayed.

Any 3104 Alloy supplied under this Section 2.3(b) shall be supplied on the terms (including the Contract Price) and conditions of this Agreement unless otherwise specified in this Section 2.3(b), at the Supplier’s cost (other than any duties imposed or levied on any such Metal supplied under this Section 2.3(b), which shall be paid by the Purchaser).

(c)	The Supplier hereby confirms that:

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(i)	it shall implement improvement processes in connection with the *** Facility which are consistent with the principles set out in Schedule 9 (subject to the terms of Schedule 9) within a reasonable period of time. If the Supplier does not implement such improvement processes within a reasonable timeframe, the Parties shall meet within 20 Business Days of notice in writing from the Purchaser to the Supplier, to consider and discuss in good faith appropriate steps to be undertaken by the Supplier within a reasonable period of time to implement improvement processes which are consistent with the principles set out in Schedule 9, subject to the terms of Schedule 9;

(ii)	if the Supplier provides the notice described in Section 2.3(f), the Supplier shall ensure that the *** Facility is qualified to supply the *** highest size formats of Metal supplied by the Supplier to the Purchaser at the Singen Facility from the *** Facility as at the date of this Agreement, in accordance with the widths set out in Schedule 12, by such date which is the later of: (x) 21 months after the date on which the Singen Facility is able to accept Metal of ***mm thickness as notified by the Purchaser to the Supplier pursuant to Section 2.3(d)(ii); and (y) the last date on which any quantity of Metal is supplied by the Supplier to the Purchaser from the *** Facility under this Agreement. The Parties will use Commercially Reasonable Endeavours to agree on the order in which the *** Facility will be qualified to supply the *** relevant size formats, and the timeframes by which the *** Facility shall be qualified to supply each size format. If the Parties fail to agree on the order and timeframe for supply of the *** size formats and this delays the qualification of the *** Facility for such size formats, the Supplier shall not be held to be in breach of this Section 2.3(c)(ii), provided that it has sought to agree with the Purchaser in good faith the order and timeframe for such qualifications; and

(iii)

the Supplier shall ensure that, if so requested by the Purchaser, the *** Facility is qualified within a reasonable period to supply the other *** size formats of Metal which are supplied by the Supplier to the Purchaser at the Singen Facility from the *** Facility as at the date of this Agreement, in accordance with the widths set out in Schedule 12, provided that the Purchaser shall bear all tooling costs incurred by the Supplier which are directly related to and made necessary by the qualification of the *** Facility for such *** size formats upon presentation of reasonably detailed documentation and information in order to verify such costs. The Supplier shall, promptly after receipt of the Purchaser’s request to have the *** Facility so qualified, provide to

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the Purchaser its plans for the qualifications described in this Section 2.3(c)(iii) for its review and consider in good faith any comments of the Purchaser.

(d)	The Purchaser hereby agrees to:

(i)	collaborate with the Supplier with respect to any additional qualification or improvement under Section 2.3(c) and to not unreasonably prevent or delay such qualification or improvement;

(ii)	notify the Supplier three months prior to the date on which it expects in good faith that the Singen Facility will be able to accept Metal of ***mm thickness;

(iii)	notify the Supplier in good faith promptly after the date on which the Singen Facility is able to accept Metal of ***mm thickness; and

(iv)	procure that staff at the Singen Facility reasonably cooperate with the Supplier in respect of the qualification processes described in Sections 2.3(c)(ii) and (iii).

(e)	Subject to Section 2.3(f), in the event that the Supplier provides written notice to the Purchaser indicating that it desires to temporarily or permanently shut down, in whole or in part, one or more of the Supplier Facilities, the Purchaser agrees to cooperate with the Supplier with respect to the qualification of alternate Supplier facilities subject to the Parties agreeing the appropriate reimbursement of the Purchaser Group’s and the Purchaser Group’s customers’ costs in connection with such qualification, and to use Commercially Reasonable Endeavours to agree on the supply of Metal from an alternate Supplier facility; provided that notwithstanding the foregoing, the Supplier shall not be relieved of any obligations under this Agreement to supply Metal in connection with any such shut down. The Supplier shall be required to provide advance written notice to the Purchaser of any shut down of a Supplier Facility by:

(i)	in respect of the *** Facility, the earlier of: (x) 6 months prior to any such shut down, and (y) the date on which the Supplier provides written notice of the decision to shut down to a Third Party in connection with its supply obligations pursuant to a supply agreement with that Third Party or to any Governmental Authority; and

(ii)	in respect of any other Supplier Facility, 18 months prior to any such shut down,

together with an estimate (in good faith) of the date on which production of Metal from such Supplier Facility will cease.

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(f)	The Purchaser acknowledges that during the 2011 Contract Year the Supplier shall not be required to supply in excess of *** Tonnes of Metal from the *** Facility if such facility is converted to produce extrusion ingot, and that the Supplier may notify the Purchaser at any time that:

(i)	during the 2012 Contract Year, the Supplier shall not supply in excess of *** Tonnes of Metal from the *** Facility;

(ii)	during the 2013 Contract Year, the Supplier shall not supply in excess of *** Tonnes of Metal from the *** Facility. The last *** Tonnes of such maximum volume of *** Tonnes shall be unsawn, provided that the Contract Price for any unsawn Metal in excess of *** Tonnes in the 2013 Contract Year shall be subject to the Unsawn Discount (and, for the avoidance of doubt, the Sawing Upcharge shall not apply to any unsawn Metal);

(iii)	during the 2014 Contract Year, the Supplier shall not supply in excess of *** Tonnes of Metal from the *** Facility, all of which shall be unsawn; and

(iv)	during the 2015 Contract Year and thereafter, the Supplier shall supply *** Tonnes of Metal from the *** Facility,

(the aggregate volume of such reduced supply, the “Reduced Supply”). The Purchaser agrees that such reduction in supply shall not constitute a temporary or permanent shut down of a Facility to which Section 2.3(e) applies.

2.4	Products Under Development; Trial Products

(a)	The Purchaser may request, by notice, that the Supplier supply certain Products under Development to the Purchaser. Thereafter, the Parties shall use Commercially Reasonable Endeavours to agree on the terms and conditions of such supply, including the Specifications for such Products under Development (which shall be proposed by the Purchaser and, provided that they have been accepted by the Supplier in writing, shall be reflected in an amendment to Schedule 6), it being acknowledged and agreed by the Parties that the Supplier shall have no obligation to supply Products under Development under this Agreement (including if the Purchaser’s proposals for the specifications to apply to such products are unacceptable to the Supplier).

(b)

The Purchaser may request, by notice, that the Supplier supply certain Trial Products to the Purchaser. Thereafter, the Parties shall use Commercially Reasonable Endeavours to agree on the terms and conditions of such supply, including the proposed specifications for such Trial Products, it being acknowledged and agreed by the Parties that the Supplier shall have no obligation to supply Trial Products under this Agreement (including if the Purchaser’s proposals for the specifications to apply to such products are unacceptable to the Supplier). If, following any qualification process for any

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Trial Products, the Parties so agree in writing, such Trial Products will be deemed to be Products under Development for the purposes of this Agreement and the terms of Section 2.4(a) shall apply to such product.

(c)	The Supplier shall provide its good faith estimate of the costs of any new moulds and tooling reasonably required to be purchased by the Supplier or which may be requested by the Purchaser for the purposes of producing such Products under Development and Trial Products (the “New Tooling”), as well as reasonably detailed documentation and information in order to verify such tooling costs. The Supplier shall charge such costs to the Purchaser initially in the form of a monthly upcharge, to be applied for each Tonne of Metal produced using such New Tooling and calculated based on the costs of such New Tooling divided by the total number of Tonnes of Metal produced using such New Tooling and reasonably expected to be purchased by the Purchaser in the initial 12-month period (a “New Tooling Upcharge”); provided that if, at the end of the 12-month period following the first application of such New Tooling Upcharge, the aggregate amount of such New Tooling Upcharge paid by the Purchaser:

(x)	is greater than the amount of costs actually incurred by the Supplier for such New Tooling, then the Supplier shall promptly refund to the Purchaser the amount of any New Tooling Upcharge paid by the Purchaser in excess of such actual costs; and

(y)	is less than the amount of costs actually incurred by the Supplier for such New Tooling, then the Purchaser shall promptly pay the difference to the Supplier.

Any such New Tooling shall be owned by the Supplier but shall be used by the Supplier solely for the production of Metal for the Purchaser, unless the Purchaser gives the Supplier its prior written consent for the use by the Supplier of New Tooling to produce Metal for Persons other than members of the Purchaser Group. As a condition to providing its consent, the Purchaser may request that the Supplier pay the Purchaser for such portion of the costs of New Tooling as may be agreed between the Supplier and the Purchaser at that time. If the Supplier is required to purchase any replacement New Tooling, the Supplier shall do so at its cost, but shall be entitled to use such replacement New Tooling to produce Products under Development, Trial Products and metal for Persons other than members of the Purchaser Group.

(d)	To the extent that any Products under Development (but, for the avoidance of doubt, excluding any Trial Products) are sold and purchased pursuant to the terms of this Section 2.4, they shall satisfy the obligations of the Parties in terms of the quantity of Metal to be sold and purchased in accordance with the terms of Sections 2.6 and 2.7.

(e)	In the event that the Purchaser orders any metal in connection with a Product under Development or Trial Product, the Purchaser shall indicate to the Supplier whether the Specifications for such metal (or, in the case of Trial Products, the draft specifications for such metal) are confidential or proprietary in nature. If the Purchaser so identifies the metal, the Supplier will not disclose to any other Person the Specifications for such metal (or, in the case of Trial Products, the draft specifications for such metal).

(f)	Products under Development and Trial Products shall be subject to the terms and conditions applicable to the supply and purchase of Metal under this Agreement (other than as agreed under Section 2.4(a)), provided that the Purchaser shall not be entitled to make any claim against the Supplier, whether for damages or otherwise, in connection with a breach of any terms and conditions of this Agreement applying to Trial Products.

2.5	Safety Net Volume

(a)	If the Supplier provides the notice referred to in Section 2.3(f), the Purchaser shall have the option to require that the Supplier supply the Purchaser with additional volume of:

(i)	*** Tonnes of Metal (in the formats described in Section 2.3(c)(ii) only) for the 2014 Contract Year, provided that the Purchaser provides written notice to the Supplier of such request no later than June 30, 2012; and

(ii)	if the Purchaser has purchased the Metal (in the formats described in Section 2.3(c)(ii) only) referred to in Section 2.5(a)(i), *** Tonnes of Metal for the 2015 Contract Year, provided that the Purchaser provides written notice to the Supplier of such request no later than June 30, 2013

(the “Safety Net Volume”) for use in the Singen Facility.

(b)	The price for the Safety Net Volume shall be calculated in accordance with the Contract Price, with the exception of the Standard Sheet Ingot Premium which shall be replaced by the Safety Net Volume Premium. All other terms of this Agreement applicable to the supply and purchase of Metal hereunder shall apply to the supply and purchase of Safety Net Volumes, and the quantity of the Safety Net Volume elected pursuant to Section 2.5(a) shall be deemed to be part of Annual Base Quantity and requested to be purchased by the Purchaser in accordance with Section 2.6 in the 2014 and 2015 Contract Years.

2.6	Metal Purchase Obligations

(a)	The quantity of Metal to be sold and purchased in each Contract Year of the Term shall not exceed ***% or be less than ***% of the Annual Base Quantity for such Contract Year.

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(b)	The quantity of Metal to be sold and purchased in each calendar month of the Term shall not exceed ***% or be less than ***% of the Monthly Base Quantity in respect of such calendar month, except for (i) the quantity of Metal to be sold and purchased hereunder in the month of December of a given Contract Year, which shall not exceed ***% or be less than ***% of the Monthly Base Quantity in respect of such calendar month (provided that the Supplier may supply to a Third Party broker any Metal in excess of the quantity of Metal set out in any Confirmed Orders for the month of December which is not elected to be purchased by the Purchaser in the month of December, if the Supplier provides details of such sale to the Purchaser, and the Supplier shall endeavour to facilitate the purchase of such Metal by the Purchaser from such broker for total costs and expenses (including any broker fees or commissions) equal to the Contract Price applicable to such Metal), and (ii) the quantity of Metal to be sold and purchased hereunder in one other month which is not consecutive with the month of December (other than December) of a given Contract Year, which shall not exceed ***% or be less than ***% of the Monthly Base Quantity in respect of such calendar month.

(c)	Except as otherwise provided in this Agreement, the Purchaser and the Supplier shall use Commercially Reasonable Endeavours to arrange for shipment of Metal during each Contract Year to be approximately evenly spread (i) on a monthly basis throughout such Contract Year, and (ii) on a weekly basis throughout each calendar month of such Contract Year.

2.7	Scheduling of Quantities

Throughout the Term of this Agreement, the Purchaser shall notify the Supplier of the following, it being understood and agreed that each of the scheduling and quantity requirements set forth in this Section 2.7 shall at all times remain subject to the requirements set forth in Section 2.6:

(a)

By the fifteenth (15th) day of July of each Contract Year (and if such day is not a Business Day, on the Business Day immediately preceding such 15th day), the Purchaser’s forecast representing its best estimate of the quantity of Metal that it wishes to purchase during the following Contract Year for all of the Delivery Sites;

(b)

On or prior to the first (1st) day of October of each Contract Year (and if such day is not a Business Day, on the Business Day immediately preceding such 1st day), (i) the definitive quantity of Metal that the Purchaser will purchase for each month of the following Contract Year for all Delivery Sites (the aggregate amount for such months, the “Definitive Annual Quantity”) and (ii) the Purchaser’s forecast representing its best estimate of the quantity of Metal that it wishes to purchase for each month of the following Contract Year for each Delivery Site;

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(c)

On or prior to the first (1st) day of November of each Contract Year (and if such day is not a Business Day, on the Business Day immediately preceding such 1st day), the Purchaser’s forecast representing its best estimate of the allocation of the Definitive Annual Quantity on a monthly basis for the following Contract Year, that is the quantity of Metal that it wishes to purchase in each month of the following Contract Year for each Delivery Site and for each Product Group, including its best estimate of the allocation of alloys between the Delivery Sites, which forecast shall be subject to review and written acceptance by the Supplier, which acceptance shall not be unreasonably withheld, delayed or conditioned;

(d)

By the 15th day of each calendar month (and if such day is not a Business Day, on the Business Day immediately preceding such 15th day), the definitive quantity of Metal that the Purchaser will purchase during the following calendar month (the “M + 1 Month”) for each Delivery Site and a forecast representing its best estimate of the quantity of Metal that it wishes to purchase during the first month following the M + 1 Month (the “M + 2 Month”) for each Delivery Site and during the second month following the M + 1 Month (the “M + 3 Month”) for all Delivery Sites, such definitive quantity and forecast shall be subject to review and written acceptance by the Supplier, which acceptance may not be unreasonably withheld, conditioned or delayed, it being understood and agreed that the quantity of Metal to be purchased by the Purchaser,

(i)	for the M + 1 Month, shall not exceed or be less than the previous forecast for the M + 2 Month by more than ***% in the case of the Issoire Facility and ***% for each other Delivery Site, and ***% for all Delivery Sites in the aggregate;

(ii)	for the M + 2 Month, shall not exceed or be less than the previous forecast for the M + 3 Month by more than ***% for all Delivery Sites in the aggregate; and

(iii)	for the M + 3 Month, shall not exceed or be less than the previous forecast for such month by more than ***% for all Delivery Sites in the aggregate;

(e)

By the 15th day of each calendar month (and if such day is not a Business Day, on the Business Day immediately preceding such 15th day), a draft shipment schedule specifying the date ranges for shipment and quantities of Metal (by Product Group and by Delivery Site) to be shipped in each week in respect of the following calendar month (taking into account the applicable provisions of this Agreement regarding quantities and other matters), which shipment date ranges and quantities of Metal shall be subject to written acceptance by the Supplier, which acceptance may not be unreasonably withheld, conditioned or delayed (any such schedule delivered by the Purchaser and accepted by the

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Supplier or agreed upon by the Parties is hereinafter referred to as the “Shipment Schedule”);

(f)	On or prior to the last day of each of the first three quarters of each Contract Year (and if such day is not a Business Day, on the Business Day immediately preceding such last day), a revised and updated version of the forecast to be provided pursuant to Section 2.7(c), representing its best estimate of the quantity of Metal that it wishes to purchase in each month of the following three quarters for each Delivery Site and for each Product Group, which revised forecast shall be subject to review and written acceptance by the Supplier, which acceptance may not be unreasonably withheld, conditioned or delayed;

(g)	By the first day of each week of each Contract Year, or as otherwise agreed by the Parties, an order for the definitive quantity of Metal to be shipped in the week commencing two weeks after such date, by alloy, by format, by Supplier Facility and by Delivery Site, which order shall be subject to review and written acceptance by the Supplier, which acceptance may not be unreasonably withheld, conditioned or delayed and shall be deemed given if the Supplier does not object within two Business Days of receiving the Purchaser’s order (such accepted order hereinafter referred to as a “Confirmed Order”); and

(h)	The Supplier shall supply the quantities of Metal (including with respect to particular alloys, formats, Supplier Facilities and Delivery Sites) in accordance with the details set forth in each Confirmed Order, provided that such Confirmed Order complies with the applicable requirements of Section 2.6 and 2.7. The initial forecasts and Confirmed Order for purposes of Section 2.6 and 2.7 for the period immediately following the Effective Date shall be provided by the Purchaser to the Supplier prior to the Effective Date and agreed by the Parties acting reasonably consistent with the terms of this Agreement.

2.8	Additional Quantities of Metal; 3104 Surplus Inventory

(a)

Subject to the availability of additional quantities of Metal, and except to the extent otherwise provided for herein (including with respect to Safety Net Volumes), either Party may at any time, by notice, advise the other Party of its desire to enter into negotiations in order to increase the quantity of Metal to be supplied and purchased hereunder. The Parties agree to negotiate in good faith with a view to reaching a definitive agreement with respect to such increase in supply and purchase of Metal but neither Party shall be obligated to enter into any such agreement. Subject to the terms of Section 2.8(b) which shall apply with respect to 3104 Surplus Inventory, the Purchaser may at any time request, by notice to the Supplier, to have additional quantities of 3104 Alloy supplied from the *** Facility, and upon receipt of such notice the Parties shall use Commercially Reasonable Endeavours to agree upon the terms and conditions of such supply, it being understood and agreed that the Supplier

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shall not be obligated under this Section 2.8 to enter into such an agreement or to supply 3104 Alloy from the *** Facility.

(b)	The Purchaser may request for any calendar month, by written notice to the Supplier, to be supplied with quantities of 3104 Alloy in order to put into place an additional inventory of such 3104 Alloy to take into account the seasonal nature of the products made from such alloy (the “3104 Surplus Inventory”). The Supplier shall sell the 3104 Surplus Inventory to the Purchaser or to an intermediary designated by the Purchaser at the Contract Price and subject to the other terms and conditions of this Agreement, provided that such 3104 Surplus Inventory is within the definitive quantity of Metal which the Parties have agreed pursuant to Section 2.7(b) will be delivered by the Supplier and purchased by the Purchaser during the relevant month. The sale and purchase of the 3104 Surplus Inventory shall be subject to the following additional conditions: (i) the 3104 Surplus Inventory shall be sold and shipped by the Supplier in the same calendar month as the month during which it is produced; and (ii) the 3104 Surplus Inventory shall satisfy the conditions for 3104 Alloy as set forth in Schedule 6 to which the maximum Quality Upcharge Premium in the amount of *** Euros per Tonne of Metal applies.

2.9	Price

(a)	The price payable by the Purchaser to the Supplier for each Tonne of Metal sold and purchased pursuant to Sections 2.1 and 2.2 shall be the Contract Price.

(b)	In the event that (i) the LME ceases or suspends trading in aluminium, (ii) Metal Bulletin ceases to be published or ceases publication of the relevant reference price for determining the EC Duty Paid Premium or (iii) the LME internet site ceases to publish the mean cash price for determining the LME Aluminium Price, the Parties shall meet with a view to agreeing on an alternative reference publication or, as applicable, an alternative reference price.

(c)	In the event that the EC Duty Paid Premium indicator is discontinued for whatever reason, the EC Duty Paid Premium shall be replaced by a corresponding geographical European Market Premium indicator, if published by Metal Bulletin. If no such replacement indicator is published, the Parties will enter into good faith negotiations in order to amend the definition of EC Duty Paid Premium in a manner which most closely restores the commercial agreement between the Parties with respect to this item as it stood immediately prior to the discontinuation of such indicator.

2.10	Quality

(a)

The Supplier warrants that the Metal supplied under this Agreement (other than Trial Products) shall comply with all Specifications which are applicable to such Metal as set forth in Schedule 6. Unless agreed otherwise, Metal not

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meeting the Specifications shall not be dispatched by the Supplier, to the extent that the Supplier is aware of any non-conformity with respect to such Metal at the time of shipment. Metal which is supplied by the Supplier and which does not meet the Specifications may, at the Purchaser’s option and as soon as reasonably practicable after the Purchaser becomes aware of the non-conformity, either (i) be returned to the Supplier, together with a notice to that effect to the Supplier indicating the technical reasons for rejecting the Metal in question and reasonable evidence that the Metal does not meet the Specifications, in which case the Supplier shall assume all costs for return of such Metal to the Supplier, and for the shipment of replacement Metal to the Purchaser or (ii) be retained by the Purchaser at a discounted price to be mutually agreed by the Parties, it being understood and agreed that (except pursuant Section 3(b) where the Supplier does not provide replacement Metal and the Purchaser does not elect to retain defective Metal at such discounted price), the foregoing shall be the only remedies available to the Purchaser against the Supplier in respect of the failure of Metal to comply with the Specifications.

(b)	***.

(c)	The Purchaser shall use Commercially Reasonable Endeavours to visually inspect the Metal in accordance with the quality assurance procedures of the Purchaser then in effect, including with a view to determining whether such Metal complies with the Specifications, before beginning the transformation of such Metal.

(d)	Either Party may from time to time request a change to the Specifications. Subject to Section 2.4 with respect to Products under Development, the Parties shall use Commercially Reasonable Endeavours to reach an agreement with respect to such a request but neither Party shall be obligated to reach such an agreement.

(e)	The Parties shall semi-annually review the list of alloys to be supplied hereunder and cooperate in good faith to agree on any alloys to be discontinued

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and no longer supplied by the Supplier under this Agreement, provided that the Supplier may, following prior written notice to the Purchaser, discontinue the supply of any alloy, other than the alloys set forth in Schedule 13 (which may not be discontinued without the Purchaser’s prior written consent), at any time and in its sole discretion by providing at least 6 months advance written notice to that effect to the Purchaser or, in the case of alloys that have not been supplied by the Supplier to the Purchaser pursuant to the terms of this Agreement during the period of twelve (12) consecutive months or more immediately prior to the time of the discontinuance notice, by providing at least 3 months advance written notice to the Purchaser.

(f)	The Supplier shall promptly notify the Purchaser in the event that any significant modification is to be made in the Supplier Group’s production processes which are used to produce Metal and, promptly following any such notification, the Parties shall cooperate in good faith to determine whether, as a result of such modification, a re-qualification (in whole or in part) is warranted.

2.11	Remedial Plans

(a)	If the Purchaser determines (acting reasonably) that Metal (or certain alloys) supplied by the Supplier from a particular Supplier Facility under this Agreement persistently does not meet the Specifications (other than in the circumstances described in Schedule 6 in relation to PPM Levels, to which the provisions of Schedule 6 and not this Section 2.11 shall apply) promptly (and in any event within 30 Business Days) following a request by the Purchaser (and as soon as reasonably possible, in a situation of emergency, in which case the Supplier shall also propose emergency response measures (including identifications of potentially defective castings)), the Parties shall meet to discuss a remedial plan to rectify the failure of Metal to meet the Specifications, which plan shall include a timeframe for rectification (a “Remedial Plan”), with a view to the Supplier providing a final Remedial Plan to the Purchaser within 20 Business Days following such meeting. The Supplier shall use Commercially Reasonable Endeavours to implement the emergency response measures and the Remedial Plan in accordance with the timeframe set out in the Remedial Plan.

(b)	If, following the time that is the earlier of the final date for rectification in the timeframe set out in the Remedial Plan and 120 days after the date on which the Purchaser requested a Remedial Plan pursuant to Section 2.11(a), the Supplier has not remedied the breaches described in Section 2.11(a) which are the subject of the Remedial Plan, (i) the Purchaser shall, acting reasonably, be entitled to notify the Supplier in writing that the relevant Supplier Facility is no longer qualified for the supply of Metal (or certain alloys, as the case may be) under this Agreement, with such de-qualification to take immediate effect, and (ii), at the Purchaser’s election, the Remedial Plan process shall be reinitiated as described in Section 2.11(a). Promptly following any such de-qualification, the Parties shall work together in good faith to launch a mutually agreeable re-qualification process for the relevant Metal alloys or Supplier Facility, as the case may be.

(c)	In the event of any such de-qualification pursuant to Section 2.11, the quantity of Metal that the Purchaser is required to purchase under this Agreement shall, at the Purchaser’s election, be reduced in proportion to the quantity of Metal impacted by such de-qualification as compared to the total quantity to be supplied under this Agreement for any given period. For the avoidance of doubt, any de-qualification of a Supplier Facility pursuant to this Section 2.11 shall not relieve the Supplier of its obligations to supply Metal to the Purchaser in accordance with the terms of this Agreement.

2.12	Payment

(a)	The Purchaser shall pay the Supplier in full for each shipment of Metal meeting the Specifications in accordance with the Supplier’s commercial invoice, subject to any applicable discounts pursuant to Section 2.10(a). Payment shall be received by the Supplier no later than:

(i)	for shipments by sea, the ***th day following the Bill of Lading Date; and

(ii)	for shipments other than by sea which depart from any Supplier Facility on any day of a given week, the Monday of the *** week following the week of shipment (for example, if shipment departs on Thursday, ***, then payment would be due by Monday, ***) or, if such Monday of the *** week is not a Business Day, then payment would be due by the Friday of the *** week following the week of shipment, except that in June and December of each Contract Year, the due dates for payment shall be adjusted by the Purchaser so that the average payment term for each respective half of such Contract Year is no more than *** calendar days, provided however, that in the event that Metal not meeting the Specifications is retained by the Purchaser at a discounted price mutually agreed upon by the Parties in accordance with Section 2.10(a), payment for such Metal shall be received by the Supplier no later than the ***th day following the date on which the Supplier issues an invoice reflecting the discounted price to which the Parties have agreed. The Supplier agrees to invoice the Purchaser for all Metal shipped by the Supplier pursuant to this Agreement.

(b)

The Parties agree that the terms and conditions relating to credit requirements set forth in Parts I and II of Schedule 8 shall apply prior to any Qualifying Change in Control or Qualifying IPO, and that the terms and conditions set

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forth in Part III of Schedule 8 shall apply in the event of a Qualifying Change of Control or Qualifying IPO, as applicable.

(c)	The Purchaser shall pay any invoice as provided for in Section 2.12(a) relating to Metal not meeting the Specifications but retained by the Purchaser pursuant to the terms of Section 2.10(a). If a shipment of Metal does not meet the Specifications and the Purchaser has rejected such shipment in accordance with the terms of Section 2.10(a), the Purchaser need not pay the invoice relating to such shipment.

(d)	If any payment required to be made pursuant to Sections 2.12(a) or 2.12(c) is overdue, the full amount shall bear interest at a rate per annum equal to the Default Interest Rate calculated on the actual number of days elapsed, accrued from and excluding the date on which such payment was due, up to and including the actual date of receipt of payment in the nominated bank or banking account.

(e)	Notwithstanding the foregoing, if any payment or any portion thereof required to be made pursuant to Sections 2.12(a) or 2.12(c) is being disputed in good faith by the Purchaser (the “Disputed Amount”) and the Purchaser is seeking diligently to resolve the dispute, the Disputed Amount may be withheld by the Purchaser and such amount shall not bear interest as provided for in Section 2.12(d) until such time as a binding agreement or decision is reached in respect of such Disputed Amount.

(f)	All amounts paid to the Supplier or the Purchaser hereunder shall be paid in Euros or in the currency of the applicable invoice, by wire transfer in immediately available funds to the account specified by the Supplier or the Purchaser, as applicable, by notice from time to time by one Party to the other hereunder.

(g)	All amounts payable hereunder are exclusive of any value added tax, goods and services tax or similar tax including, without limitation, sales, use or consumption/harmonised taxes imposed, claimed, levied, or assessed by or payable to, any government agency or authority (“VAT Taxes”) (which, for the avoidance of doubt, shall not include any taxes imposed or based on the income, profits or employees of the Supplier). If any VAT Taxes are chargeable in respect of all or any of the amounts payable hereunder, the Purchaser shall, upon receipt of a valid VAT Tax invoice, pay to the Supplier an amount equal to such VAT Tax at the rate for the time being and from time to time properly chargeable in respect of the relevant supply by the Supplier.

2.13	Delivery

(a)	All Metal to be supplied pursuant to this Agreement will be delivered in accordance with the following terms:

(i)	CIP the applicable Delivery Site for shipments by land; and

(ii)	CIF Rotterdam Port for shipments by sea.

(b)	The Supplier will ensure that shipments of Metal are made in compliance with the Shipment Schedule. The Parties shall track “on time shipment” of Metal during each week, on a “by train” basis for shipments by train and on a “by boat” basis for shipment by boat and on a “by truck” basis for shipments by truck, in order to track whether shipments of Metal are made in compliance with the date ranges specified in the applicable Shipment Schedule. If, during two consecutive months of any Contract Year, the OTS Percentage is not at least equal to the applicable Target OTS Percentage for each Supplier Facility to each Delivery Site, the Supplier shall, as soon as reasonably practicable following a request by the Purchaser, prepare a proposed action plan with reasonable countermeasures and remedial actions. Promptly following the Supplier’s delivery of such action plan to the Purchaser, the Parties shall meet and work in good faith to agree upon the measures, if any, that may be implemented in order for the applicable Target OTS Percentage to be met in the future in respect of the affected Supplier Facility. Subject to Section 2.13(c), the only recourse of the Purchaser against the Supplier in respect of failure to meet the OTS Percentage is that expressly set out in this Section 2.13(b), and the Purchaser shall not have any other recourse whatsoever against the Supplier, whether contractually or extra-contractually, for damages or otherwise, in respect of the Supplier’s failure to meet the OTS Percentage, provided that, for the avoidance of doubt, this Section 2.13(b) shall not otherwise limit the Purchaser’s recourse against the Supplier pursuant to Section 3(b) or otherwise pursuant to any other provision of this Section 2.13 for any failure of the Supplier to comply with its obligations to supply Metal in accordance with the terms of this Agreement.

(c)	***

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(d)	***

2.14	Title and Risk of Loss

(a)	Except as provided in Section 2.13(d), title to and, pursuant to Incoterms 2000, title to and risk of damage to and loss of, the Metal shall pass to the Purchaser, (i) as the Metal is delivered to the carrier for shipments made pursuant to Section 2.13(a)(i) and (ii) as the Metal passes the ship’s rail at the Supplier Facility for shipments made pursuant to Section 2.13(a)(ii).

(b)	The Supplier warrants that it has good and marketable title to all Metal which is supplied to the Purchaser under this Agreement, and such title shall be transferred to the Purchaser in accordance with this Section 2.14 free and clear of all Encumbrances (except for any Encumbrances created in favour of the Purchaser which arise by or through acts or omissions of the Supplier).

(c)	For the avoidance of doubt, the Purchaser shall have full rights to re-sell, transfer, assign or otherwise make available to any Person (including any Third Parties) any Metal purchased from the Supplier hereunder.

2.15	Audit and Inspection Rights

(a)	The Purchaser shall have the right, and the Supplier shall permit the Purchaser (or, at the Supplier’s request, an independent auditor (who shall be a member of an internationally recognized accounting firm) selected by the Purchaser and acceptable to the Supplier, which acceptance may not be unreasonably withheld, conditioned or delayed, during normal business hours, to audit the calculation of the Contract Price, including each of the various components included in its formula (other than published components, such as the LME Aluminium Price, which may be validated by the Purchaser by reference to the publication source), including the New Tooling Upcharge charged by the Supplier pursuant to Section 2.4(c) and the alloy adjustment calculations contemplated in Schedule 2.

(b)	If any such audit reveals that the Purchaser paid a Contract Price greater than the amounts required to be paid under this Agreement, the Supplier shall promptly remit to the Purchaser (in cash or by credit to a then outstanding invoice) an amount equal to the overpayment amount. In the event the audit reveals an underpayment by the Purchaser, the Purchaser shall promptly remit an amount equal to such underpayment to the Supplier.

(c)	The Purchaser shall have the right to visit the Supplier Facilities, with a view to reviewing, on a quarterly basis during normal business hours, the quality

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control systems and production processes at the Supplier Facilities, including with a view to verifying compliance by the Supplier with the Specifications.

(d)	The Supplier shall make available to the Purchaser (and/or any auditor appointed pursuant to Section 2.15(a)), during normal business hours and following reasonable advance notice by the Purchaser, such books and records, and access to such personnel (either on or off the premises) and facilities, of Supplier as Purchaser or the auditor may reasonably request in order to conduct the audit in an effective manner (other than any documents or information which the Supplier may not, pursuant to any legal or confidentiality obligations owed by it to a Third Party, disclose to the Purchaser, provided that the Supplier uses reasonable endeavours to seek a waiver or other release of such legal or confidentiality obligations and may withhold information only to the extent necessary to comply with such obligations).

(e)	The Supplier may (or, at the Purchaser’s request, an independent auditor (who shall be a member of an internationally recognized accounting firm) selected by the Supplier and acceptable to the Purchaser, which acceptance may not be unreasonably withheld, conditioned or delayed, may), during normal business hours, audit the Purchaser’s compliance with Sections 5.1 (subject to Section 2.15(f)), 5.2, 5.3 and 5.8. If such audit reveals that:

(i)	the conditions required to be met by the Purchaser under Sections 5.2 and 5.3, as applicable, have not been met for the Relevant Contract Year or Relevant Hardship Period (as applicable);

(ii)	the quantity of Metal purchased by the Purchaser pursuant to the terms of this Agreement during the Relevant Contract Year or Relevant Hardship Period, as applicable, represents less than the amount required to be purchased in order to invoke the rights under Section 5 as set out in Section 5.8;

(iii)	the Total Pre-Hardship Consumption Amount notified to the Supplier under Section 5.1 is greater than the total quantity of slabs actually used or consumed by the Relevant Purchaser Entities during the Relevant 12-Month Period from all sources in the hot rolling process of the Relevant Purchaser Entities (including sources and casthouses within the Purchaser Group and including for the purpose of transformation or processing (tolling) of slabs by Third Parties), and consequently the conditions required to be met by the Purchaser under Section 5.3 or Section 5.8 have not been met; or

(iv)	the Total Hardship Consumption Amount notified to the Supplier under Section 5.8 for the Relevant Contract Year or Relevant Hardship Period is greater than the actual quantity of slabs used or consumed by it from all sources in the hot rolling process of the Relevant Purchaser Entities (including sources and casthouses within the Purchaser Group and including for the purpose of transformation or processing (tolling) of slabs by Third Parties) during the Relevant Contract Year or Relevant 12-Month Period (as applicable), and consequently the conditions required to be met by the Purchaser under Section 5.8 have not been met, then the Purchaser shall be deemed to be in breach of its obligations to purchase Metal under this Agreement and shall not be entitled to any reduction in the quantity of Metal which is required to be purchased by it under this Agreement, and any such reduction which it has sought to claim pursuant to Section 5 and has failed to purchase or take delivery of shall be deemed to be Metal which it has failed to pay for or take delivery of for the purposes of Section 3.

(f)	The Supplier may audit the Purchaser’s compliance with the Hardship Conditions in Section 5.1(i) for any Hardship Period claimed by the Purchaser. If the Supplier elects to so audit compliance with Section 5.1(i), the parties shall mutually agree, acting reasonably and without undue delay, on an independent industry expert (who shall not be an Affiliate of either the Purchaser Group or the Supplier Group) to make such determination. If the independent industry expert determines that the Hardship Conditions were not satisfied for such Hardship Period, then the Purchaser shall not be entitled to reduce the quantity of Metal which is required to be purchased by it under this Agreement based on such claimed Hardship Period, and any such reduction which it has sought to claim pursuant to Section 5, and any Metal it has accordingly failed to purchase or take delivery of, shall be deemed to be Metal which it has failed to pay for or take delivery of for the purposes of Section 3.

(g)

The Supplier may (or, at the Purchaser’s request, an independent auditor selected by the Supplier and acceptable to the Purchaser, which acceptance may not be unreasonably withheld, conditioned or delayed (who shall be a member of an internationally recognized accounting firm) may), audit the Purchaser’s determination of the PPM Level pursuant to Schedule 6, and the Purchaser shall make available to the Supplier such reasonable supporting documentation relating to the determination of the PPM Level as the Supplier may request (other than any documents or information which the Purchaser may not, pursuant to any legal or confidentiality obligations owed by it to its or the Purchaser Group’s customers, disclose to the Supplier). If such audit reveals that the PPM Level is greater than that determined by the Purchaser pursuant to Schedule 6 and that the Purchaser has paid a Quality Upcharge in excess of that which it should have been in respect of the audited PPM Level, the Supplier shall promptly remit to the Purchaser (in cash or by credit to a then outstanding invoice) an amount equal to the overpayment amount. If such audit reveals that the PPM Level is lower than that determined by the Purchaser pursuant to Schedule 6 and that the Purchaser has paid a smaller Quality Upcharge than that which it should have paid in respect of the audited PPM Level, the Purchaser shall promptly remit to the Supplier (in cash or by credit to a then outstanding invoice) an amount equal to the underpayment amount.

(h)	Each Party shall bear the costs they incur in connection with any audit, expert determination or inspection undertaken pursuant to this Section 2.15, except that if:

(i)	an independent auditor is appointed to undertake such audit and such auditor’s audit reveals any discrepancies equal to at least 3% of the audited amounts which are adverse to the Party conducting the audit, the fees and expenses of such auditor shall be borne by the Party that is being audited; and

(ii)	if the independent industry expert appointed by the Supplier under Section 2.15(f) reveals that the conditions in Section 5.1(a) have not been satisfied in respect of the relevant Hardship Period, the fees and expenses of such expert shall be borne by the Purchaser.

(i)	No amounts may be audited twice under this Section 2.15.

3.	FAILURE TO PURCHASE/FAILURE TO SUPPLY

(a)	***

(b)	***

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(c)	***

4.	FORCE MAJEURE

4.1	Effect of Force Majeure

Subject to the terms set forth in this Section 4, (i) no Party shall be liable for any loss or damage that arises directly or indirectly through or as a result of any delay in the fulfilment of or failure to fulfil its obligations in whole or in part (other than the payment of money as may be owed by a Party) under this Agreement where the delay or failure is due to Force Majeure, and (ii) the obligations of the Party directly affected by the event of Force Majeure (the “Affected Party”) shall be suspended, to the extent that the delay in the fulfilment of or failure to fulfil its obligations in whole or in part is a result of the event of Force Majeure, from the date the Affected Party first gives notice in respect of that event of Force Majeure until cessation of that event of Force Majeure (or the consequences thereof).

4.2	Definition

“Force Majeure” shall mean any act, occurrence or omission (or other event), subsequent to the commencement of the Term hereof, to the extent it is beyond the reasonable control of the Affected Party including, but not limited to: fires, explosions, accidents, strikes, lockouts or labour disruptions (other than a strike, lockout or labour disruption which lasts fewer than two days, provided that it is not a nation-wide or industry-wide strike, lock-out or labour disruption), floods, droughts, earthquakes, epidemics, seizures of cargo, wars (whether or not declared), civil commotion, acts of God or the public enemy, action of any government, legislature, court or other Governmental Authority, action by any authority, representative or organisation exercising or claiming to exercise powers of a government or Governmental Authority, compliance with Applicable Law (other than contractual obligations), blockades, electrical or other power failures or curtailments, inadequacy

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or shortages or curtailments or cessation of supplies of raw materials or other supplies, failure or breakdown of equipment or facilities resulting in unscheduled or unanticipated maintenance or repairs or the cessation or curtailment in whole or in part of operations or production, the invocation of force majeure by any party or counterparty to an agreement under which any Party’s operations are directly and adversely affected (provided that such event had it occurred directly to the Supplier or the Purchaser, would have constituted Force Majeure as defined under this Agreement), or any other event beyond the reasonable control of, the Affected Party, whether or not similar to the events or occurrences enumerated above. In no circumstances shall problems with making payments or economic or financial hardship (including any of the events claimed by the Purchaser as Hardship Conditions under Section 5 of this Agreement) constitute Force Majeure. The Purchaser shall be deemed unable to perform its obligations to purchase Metal as a result of an event of Force Majeure to the extent the Purchaser Group is unable to use such Metal to produce products for its customers as a result of such Force Majeure event.

4.3	Notice

Upon the occurrence of an event of Force Majeure, the Affected Party shall promptly give notice to the other Party hereto setting forth the details and reasonably detailed supporting documentation where applicable of the event of Force Majeure and an estimate of the likely duration of the Affected Party’s inability to fulfil its obligations under this Agreement. The Affected Party shall use Commercially Reasonable Endeavours to remove the said cause or causes and to resume, with the shortest possible delay, compliance with its obligations under this Agreement, provided that the Affected Party shall not be required to settle any strike, lockout or labour dispute on terms not acceptable to it, acting in good faith and using commercial judgment. When the said cause or causes have ceased to exist, the Affected Party shall promptly give notice to the other Party that such cause or causes have ceased to exist together with supporting documentation where applicable.

4.4	Pro Rata Allocation

If the Affected Party’s supply or purchase of any Metal to be delivered to the Purchaser is suspended or disrupted by an event of Force Majeure, the Affected Party shall be entitled to allocate its available supplies or purchases of such Metal relating to specific products lines and/or operations at the Affected Party’s Supplier Facility or Delivery Site, if any, among any or all of its existing customers or suppliers (including internal customers or suppliers and including the non-Affected Party) on a pro rata basis.

4.5	Consultation

Within ten (10) days of the date on which the Affected Party provides notice under Section 4.3 of the occurrence of the event of Force Majeure, the Parties shall consult with a view to reaching agreement:

(a)	if the event of Force Majeure is ongoing at the time of consultation, as to the steps to be taken by the Affected Party to minimise the impact of the event of Force Majeure on the performance of the Affected Party’s obligations under the Agreement; and

(b)	if the event of Force Majeure is not ongoing at the time of consultation, as to the Supplier’s obligation to provide, and the Purchaser’s obligation to take delivery of, that quantity of Metal that could not be sold and purchased hereunder because of the event of Force Majeure.

Unless agreed otherwise by the Parties, failure to deliver or accept delivery of Metal which is excused by or results from the operation of the foregoing provisions of this Section 4 shall not extend the Term of this Agreement, and the quantities of Metal to be supplied and purchased under this Agreement shall be reduced by the quantities affected by such failure.

4.6	Termination

(a)	If an event of Force Majeure where the Affected Party is the Purchaser shall continue for more than twelve (12) consecutive calendar months, then the Supplier shall have the right to terminate, by providing at least sixty (60) days advance written notice to the Purchaser (provided that such sixty (60) days notice shall not extend the aforementioned twelve (12) consecutive calendar month period), this Agreement in whole or in respect of the relevant Delivery Site to the extent such Delivery Site is directly affected by the Force Majeure.

(b)	If an event of Force Majeure where the Affected Party is the Supplier shall continue for more than twelve (12) consecutive calendar months, then the Purchaser shall have the right to terminate, by providing at least sixty (60) days advance written notice to the Supplier (provided that such sixty (60) days notice shall not extend the aforementioned twelve (12) consecutive calendar month period), this Agreement in whole or in respect of the relevant Supplier Facility to the extent such Supplier Facility is directly affected by the Force Majeure.

5.	HARDSHIP

5.1	Notwithstanding the terms of Section 3, in the event that the Purchaser fails to purchase or take delivery of any quantity of Metal as required pursuant to the terms of this Agreement and:

(a)

(i)	***

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(ii)	***

(1)	the Singen Facility;

(2)	the Neuf Brisach Facility; or

(3)	any other facility of the Purchaser Group which the Supplier and the Purchaser have agreed in writing shall be a Delivery Site for the purposes of paragraph (d) of the definition of “Delivery Site”, which the Purchaser and the Supplier have agreed shall be supplied with Metal under this Agreement on a regular monthly basis, and which the Purchaser and the Supplier have mutually agreed (following discussion in good faith between the Parties, provided that neither Party shall be obligated to agree) will be a Relevant Purchaser Entity for the purposes of this Section 5,

(such facilities, the “Relevant Purchaser Facilities”, and the Purchaser and such members of the Purchaser Group to be hereinafter referred to as the “Relevant Purchaser Entities”); and

(iii)	***

(the “Hardship Conditions”), the Purchaser shall, promptly following the occurrence of such Hardship Conditions, give notice to the Supplier in writing setting out the details of, and reasonably detailed supporting documentation in connection with:

(b)	the nature of the Hardship Conditions;

(c)	whether it expects the Hardship Conditions to cause the Purchaser to fail to purchase or take delivery of the quantity of Metal set out in Section 5.2 or 5.3 (as applicable), and the quantity of Metal the Purchaser expects to fail to purchase or take delivery of under this Agreement;

(d)	an estimate of the likely duration of the Hardship Period;

(e)

whether it wishes to claim a reduction in the quantity of Metal to be purchased by it during the Hardship Period over the Relevant Contract Year in accordance with Section 5.2 or a Relevant 12-Month Period in accordance with Section 5.3,

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and in the case that the Purchaser indicates it may wish to claim a reduction in accordance with Section 5.3, shall provide to the Supplier the Total Pre-Hardship Consumption Amount for the Relevant 12-Month Period and, in the case that the Purchaser indicates it may wish to claim a reduction in accordance with Section 5.2, shall procure that the Purchaser’s Chief Legal Officer provides to the Supplier the Annual Total Forecast Amount provided to it pursuant to Section 5.4(a). Nothing in this Section 5.1 shall prevent the Purchaser from subsequently notifying the Supplier that it wishes to claim a reduction in accordance with Section 5.3 if it has previously notified the Supplier that it may wish to claim a reduction in accordance with Section 5.2, provided that if the Purchaser so notifies the Supplier, it shall also provide to the Supplier the Total Pre-Hardship Consumption Amount for the Relevant 12-Month Period.

5.2	The Purchaser may, subject to compliance with the requirements of Section 5.8, notify the Supplier in writing that it requires a reduction in the quantity of Metal to be purchased during the Hardship Period by such amount as the Purchaser has failed to purchase or take delivery of pursuant to this Agreement due to the Hardship Conditions, provided that the Hardship Conditions cause the Relevant Purchaser Entities to fail to use or consume (and, consequently, the Purchaser fails to purchase or take delivery of under this Agreement) an amount of slabs, from all sources in its hot rolling process (including sources and casthouses within the Purchaser Group and including for the purpose of transformation or processing (tolling) of slabs by Third Parties), which results in a reduction during the Contract Year in which the Hardship Period commences (such year, the “Relevant Contract Year”) of (subject to Section 5.3):

(a)	where the Hardship Period commences in the 2011 Contract Year, *** per cent or more of the Annual Total Forecast Amount for the 2011 Contract Year; or

(b)	where the Hardship Period commences in the 2012-2020 Contract Years, *** per cent or more of the Annual Total Forecast Amount for the Contract Year in which such commencement occurs.

5.3

If the Hardship Period commences in one Contract Year and ends in another, and consequently the *** per cent or *** per cent reduction in the Relevant Contract Year described in Section 5.2(a) or (b) is not satisfied, and the Purchaser reasonably believes that the continued performance of its obligations under this Agreement while the Hardship Conditions persist would cause prejudice to the Relevant Purchaser Entities, the Purchaser may, subject to compliance with the requirements of Section 5.8, notify the Supplier in writing that it requires a reduction in the quantity of Metal to be purchased during the Hardship Period by such amount as the Purchaser has failed to purchase or take delivery of pursuant to this Agreement due to the Hardship Conditions where the Hardship Conditions cause the Relevant Purchaser Entities to fail to use or consume (and, consequently, the Purchaser fails to purchase or take delivery of under this Agreement) an amount of slabs, from all sources in its hot rolling process (including sources and casthouses within the Purchaser Group and including for the purpose of transformation or processing (tolling) of slabs by Third

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Parties), which results in a reduction during the 12-month period commencing at the commencement of the Hardship Period (such 12-month period, the “Relevant Hardship Period”) of:

(a)	where the Hardship Period commences in the 2011 Contract Year, *** per cent (or, if the Hardship Period commenced after June 30 in the 2011 Contract Year, then *** per cent.) or more of the Total Pre-Hardship Consumption Amount for the twelve-month period ending on the date immediately preceding the date that the Hardship Period commenced; and

(b)	where the Hardship Period commences in the 2012-2020 Contract Years, *** percent or more of the Total Pre-Hardship Consumption Amount for the twelve-month period ending on the date immediately preceding the date that the Hardship Period commenced, each such twelve-month period ending on the date immediately preceding the date that the Hardship Period commenced, a “Relevant 12-Month Period”. At the same time as the Purchaser provides such notice, the Purchaser shall also provide to the Supplier the Total Pre-Hardship Consumption Amount for the Relevant 12-Month Period.

5.4

(a)	At the time that the Purchaser notifies the Supplier of the Definitive Annual Quantity for any Contract Year as set forth in Section 2.7(b), the Purchaser shall prepare in good faith an estimate of the total quantity of slabs that it expects to be used or consumed by the Relevant Purchaser Entities (except at the Issoire Facility) during the Relevant Contract Year from all sources in its hot rolling process (including sources and casthouses within the Purchaser Group and including for the purpose of transformation or processing (tolling) of slabs by Third Parties) (such forecast amount, the “Annual Total Forecast Amount”). The Purchaser shall deliver the Annual Total Forecast Amount, within 5 days of its preparation, to the Purchaser’s Chief Legal Officer, along with reasonable supporting documentation.

(b)	In the case of any Hardship Period that is measured based on a Relevant 12-Month Period, the “Total Pre-Hardship Consumption Amount” shall be the total quantity of slabs actually used or consumed by the Relevant Purchaser Entities (except at the Issoire Facility) during the Relevant 12-Month Period from all sources in its hot rolling process (including sources and casthouses within the Purchaser Group and including for the purpose of transformation or processing (tolling) of slabs by Third Parties). For the avoidance of doubt, the Purchaser shall not be required to notify the Supplier of any Annual Total Forecast Amount or Total Pre-Hardship Consumption Amount unless and until required pursuant to Section 5.1.

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5.5	If the Purchaser notifies the Supplier pursuant to Section 5.1(c) that it expects the Hardship Conditions to cause the Purchaser to fail to purchase or take delivery of at least the quantity of Metal set out in Section 5.2 or 5.3 (as applicable), the Parties shall promptly enter into good faith discussions with a view to mitigating any adverse effects to either Party resulting from the operation of this Section 5, including by seeking to optimize the mix of product volumes, alloys and formats to be purchased under this Agreement.

5.6	If the Hardship Conditions continue for a period of more than 12 consecutive calendar months and the Purchaser fails to purchase or take delivery of the quantity of Metal set out in Section 5.2 or 5.3 (as applicable) during the relevant Contract Year or Contract Years, the Parties shall, promptly following receipt by a Party of notice from the other Party, meet to discuss in good faith any amendments to the terms of this Agreement.

5.7	Provided that the conditions in this Section 5 have been satisfied, the Purchaser shall not be in breach of its obligations to purchase Metal under this Agreement or required to pay the Non-Purchase Premium for any failure to purchase any quantity of Metal that it would otherwise be required to purchase under this Agreement (had this Section 5 not applied) during the Hardship Period. In the case of any Hardship Period which is measured based on a Relevant 12-Month Period, the Purchaser shall not be required to pay a Non-Purchase Premium for any failure to purchase Metal due to Hardship Conditions during such Hardship Period, unless and until it is determined that the applicable ***% or ***% reduction test was not satisfied.

5.8	Notwithstanding Sections 5.2 and 5.3, the Purchaser shall only be entitled to reduce the quantity of Metal to be purchased by the Purchaser from the Supplier (the “RTA Supply Amount”) pursuant to this Section 5 to the extent it reduces the quantity of slabs used or consumed by it from all sources in the hot rolling process of the Relevant Purchaser Entities (including sources and casthouses within the Purchaser Group and including for the purpose of transformation or processing (tolling) of slabs by Third Parties) during the Relevant Contract Year or Relevant Hardship Period (as applicable) (the “Total Hardship Consumption Amount”) on a pro rata basis so as to ensure that:

(a)	in the case of any Hardship Period measured based on a Relevant Contract Year:

(x)	the amount obtained by dividing (i) the RTA Supply Amount during the Relevant Contract Year by (ii) the Total Hardship Consumption Amount during the Relevant Contract Year,

is equal to or greater than:

(y)	the amount obtained by dividing (i) the Definitive Annual Quantity for the Relevant Contract Year (but excluding any amounts to be supplied to

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facilities other than the Relevant Purchaser Facilities) by (ii) the Annual Total Forecast Amount for the Relevant Contract Year; or

(b)	in the case of any Hardship Period measured based on a Relevant Hardship Period:

(x)	the amount obtained by dividing (i) the RTA Supply Amount during the Relevant Hardship Period by (ii) the Total Hardship Consumption Amount during the Relevant Hardship Period,

is equal to or greater than:

(y)	the amount obtained by dividing (i) the RTA Supply Amount for the Relevant 12-Month Period by (ii) the Total Pre-Hardship Consumption Amount for the Relevant 12-Month Period,

and the Purchaser shall, promptly following the end of the Relevant Contract Year or Relevant Hardship Period (as the case may be), notify the Supplier in writing of the Total Hardship Consumption Amount for the Relevant Contract Year or Relevant Hardship Period (as the case may be).

5.9	Slabs used or consumed by the Purchaser Group at the Issoire Facility shall not be taken into account for any purpose in this Section 5.

5.10	The Purchaser shall, promptly upon the cessation of the Hardship Conditions, notify the Supplier in writing of such cessation, and the Parties shall meet to discuss in good faith the timely reinstatement of the Parties respective supply and purchase obligations under this Agreement.

5.11	In no circumstances shall any event which constitutes Force Majeure pursuant to Section 4 of this Agreement be claimed by the Purchaser as Hardship Conditions under this Section 5.

6.	ASSIGNMENT

6.1	Prohibition on Assignments

No Party may assign, transfer (by way of novation or otherwise) or create any trust in respect of any rights or obligations under this Agreement except as permitted by Section 6.2 or Section 6.3, without the prior written consent of the other Party.

6.2	Assignment within the Supplier Group or Purchaser Group

(a)	The Supplier may assign, transfer or novate to one or more members of the Supplier Group the rights and obligations of the Supplier under this Agreement, provided that:

(i)	the Supplier shall remain fully liable for all obligations of the Supplier hereunder; and

(ii)	the transferee will remain at all times a member of the Supplier Group,

and any such successor to the Supplier as a Supplier under this Agreement shall be deemed to be the “Supplier” for all purposes of the Agreement (but, for the avoidance of doubt, without prejudice to Section 6.2(a)(i)).

(b)	The Purchaser may assign, transfer or novate to one or more members of the Purchaser Group the rights and obligations of the Purchaser under this Agreement, provided that:

(i)	the Purchaser shall remain fully liable for all obligations of the Purchaser hereunder; and

(ii)	the transferee will remain at all times a member of the Purchaser Group,

and any such successor to the Purchaser as Purchaser under this Agreement shall be deemed to be the “Purchaser” for all purposes of this Agreement (but, for the avoidance of doubt, without prejudice to Section 6.2(b)(i)).

6.3	Assignment in Connection with the Sale of a Delivery Site or Supplier Facility

The Parties acknowledge and agree that one or more of the Supplier Facilities, in the case of Supplier, and one or more of the Delivery Sites in the case of the Purchaser, may from time to time be sold to a Third Party during the Term of this Agreement. Each of the Supplier and the Purchaser agrees not to unreasonably withhold its consent to the assignment or transfer of the relevant rights, and the delegation of the relevant obligations, under this Agreement to the Third Party purchaser in the context of such a sale, giving due consideration to the Third Party purchaser’s experience and expertise in the industry, financial strength and stability (including creditworthiness), strength of management, and other similar factors; provided that in the event of any assignment or transfer which is consented to by the Purchaser or the Supplier, the Parties shall cooperate in good faith to agree on an appropriate standalone agreement applicable to the supply of Metal from such sold Supplier Facility or to such sold Delivery Site which reflects a pro rata apportionment of supply and/or purchase obligations relating to such Supplier Facility or Delivery Site.

6.4	Purchaser Representatives

For the avoidance of doubt, the Purchaser may designate such agents and representatives to facilitate the Purchaser’s exercise of its rights and performance of its obligations under this Agreement, provided that the Purchaser shall remain liable for ensuring that it complies with its obligations hereunder and for any breach thereof. The Purchaser shall designate an individual representative and, if any of the Purchaser’s agents or representatives provide inconsistent or conflicting notices or instructions to the Supplier or make any inconsistent determinations, or the Supplier otherwise requires clarification, the Supplier shall be entitled to require that the Purchaser procure that such designated representative promptly resolve such inconsistency or conflict or provide such clarification. The Supplier may accept, rely upon and be bound by notices or instructions given by any of the Purchaser’s agents or representatives. The Supplier shall have no liability to (i) the Purchaser as a result of compliance by the Supplier with the Purchaser’s agents’ or representatives’ notices or instructions, or (ii) the Purchaser’s agents or representatives as a result of compliance by the Supplier with such agents’ or representatives’ notices or instructions.

7.	TERM AND TERMINATION

7.1	Term

The term of this Agreement shall commence on the Effective Date and shall terminate on December 31, 2020 (the “Term”), unless terminated earlier pursuant to the provisions of this Agreement.

7.2	Termination

This Agreement shall terminate:

(a)	upon expiry of the Term;

(b)	upon the mutual agreement of the Parties prior to the expiry of the Term;

(c)	pursuant to Section 4.6 as a result of Force Majeure; or

(d)	at the election of the Terminating Party after the occurrence of an Event of Default, in accordance with Section 8.2.

8.	REMEDIES FOR BREACH

8.1	Suspension of Performance

If:

(a)	the Purchaser defaults in its obligation to make any payments which are due and payable by it pursuant to this Agreement where such default is not cured within 5 Business Days of the Purchaser’s receipt of notice from the Supplier of the occurrence of such default, the Supplier may elect, by notice to the Purchaser, to suspend performance of its supply obligations pursuant to this Agreement until such time as the breach is remedied; or

(b)	the Purchaser fails to purchase or to take delivery of any quantity of Metal which it is required to purchase or take delivery of pursuant to the terms of this Agreement and fails to pay the Non-Purchase Premium as provided for in Section 3(a) where such default is not cured within 5 Business Days of the Purchaser’s receipt of notice from the Supplier of the occurrence of such default, the Supplier may elect, by notice to the Purchaser, to suspend performance of its supply obligations pursuant to this Agreement until such time as the breach is remedied.

8.2	Termination

Subject to Section 11.7, either Party (the “Terminating Party”) may terminate this Agreement in the event that an Event of Default occurs in relation to the other Party (the “Defaulting Party”), and such termination shall take effect immediately upon the Terminating Party providing notice to the Defaulting Party of the termination.

For the purposes of this Agreement, each of the following shall individually and collectively constitute an “Event of Default” with respect to a Party:

(a)	such Party defaults in its obligation to make any payments which are due and payable by it pursuant to this Agreement or fails to make such payments on the dates on which they are due, and such default or failure has not been remedied by the Defaulting Party within *** days following receipt by the Defaulting Party of written notice of default or failure from the Terminating Party and of its intention to terminate this Agreement;

(b)	such Party breaches any of its material obligations pursuant to this Agreement (other than as set out in paragraph (a) above), and such breach has not been remedied by the Defaulting Party within *** days following receipt by the Defaulting Party of written notice of such breach from the Terminating Party and of its intention to terminate this Agreement;

(c)	an event described in paragraph 3 of Part I of Schedule 8 occurs with respect to the Purchaser;

(d)	such Party: (i) is dissolved (other than pursuant to a solvent consolidation, reorganisation, amalgamation or merger); (ii) is unable to, or fails or admits in writing its inability to, pay generally its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors generally; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, that proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the making of an order for its winding-up or liquidation or (B) is not frivolous or vexatious or withdrawn, dismissed, discharged, stayed, restrained or controverted, in each case within sixty (60) days of the institution or presentation of that proceeding or petition;

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(v) has a resolution passed for its winding-up or liquidation (other than pursuant to a solvent consolidation, reorganisation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, administrative receiver, compulsory manager, trustee, custodian or other similar official for it or for all or substantially all of its assets; (vii) has a secured party take possession of all or substantially all its assets or has a distress, diligence, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and that secured party maintains possession, or that process is not withdrawn, dismissed, discharged, stayed or restrained, in each case within sixty (60) days of that event; or (viii) causes or is subject to any event with respect to it which, under the laws of any jurisdiction, has an analogous effect to any of the events specified in this Section 8.2(d)(i) to (vii) inclusive;

(e)	an event described in Section 8.2(d) occurs with respect to the guarantor under the Parent Company Guarantee, provided that the Parent Company Guarantee has not been replaced with a guarantee which is reasonably satisfactory to the Supplier within 10 Business Days after the earlier of the Purchaser becoming aware of the occurrence of such event and the date on which the Supplier provides notice to the Purchaser of the occurrence of the event; or

(f)	the Parent Company Guarantee ceases to be in full force and effect or is or becomes void or unenforceable, provided that the Parent Company Guarantee has not been replaced with a guarantee which is reasonably satisfactory to the Supplier within 10 Business Days after the earlier of the Purchaser becoming aware of the occurrence of such default and the date on which the Supplier provides notice to the Purchaser of the occurrence of such default.

8.3	Remedies Cumulative

The remedies set forth in Sections 8.1 and 8.2 are not exclusive and are in addition to any other remedies that may be available under Applicable Law. For greater certainty, the election to exercise either of the foregoing remedies shall be without prejudice to the non-defaulting Party’s right to claim damages from the Defaulting Party for a breach of this Agreement, except where otherwise provided in this Agreement, including pursuant to Sections 2.4(f), 2.10(a) and (b), 3 and 11.13.

9.	[INTENTIONALLY DELETED]

10.	DISPUTE RESOLUTION

10.1	Disputes

The provisions of this Section 10 shall govern all disputes, controversies or claims (whether arising in contract, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement (a “Dispute”).

10.2	Negotiation

The Parties hereby undertake to attempt in good faith to resolve any Dispute by way of negotiation between senior executives who have authority to settle such Dispute. In furtherance of the foregoing, any Party may initiate the negotiation by way of a notice (an “Escalation Notice”) demanding an in-person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate business unit or division within such Party). A copy of any Escalation Notice shall be given to the Chief Legal Officer of each Party (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such negotiation may be established by the Parties from time to time; provided, however, that the negotiation shall be completed within thirty (30) days of the date of the Escalation Notice or within such longer period as the Parties may agree in writing prior to the expiration of the initial thirty (30) day period.

10.3	Mediation

(a)	Except as provided otherwise in this Agreement, if the Dispute has not been resolved by negotiation as provided in Section 10.2 within thirty (30) days of the date of the Escalation Notice or such extended period as may be agreed by the Parties, or should the Parties fail to meet within the said thirty-day period, the Parties shall endeavour to settle the Dispute by mediation. The Party wishing to refer a Dispute to mediation shall give written notice to the other (the “Mediation Notice”) describing the Dispute, requiring that the Dispute be submitted to mediation and proposing the name of a suitable person to be appointed mediator.

(b)	If the other Party rejects the proposed mediator and the Parties are unable to agree on a mediator within fifteen (15) days of the Mediation Notice, then either Party may request that CEDR Solve appoint a mediator.

(c)	The mediator shall be entitled to make recommendations to the Parties which, unless the Parties agree otherwise, shall not be binding upon them.

(d)	The mediation shall continue until the earliest to occur of the following: (i) the Parties reach agreement as to the resolution of the Dispute, (ii) the mediator makes a finding that there is no possibility of resolution through mediation, or (iii) thirty (30) days have elapsed since the appointment of the mediator.

(e)	Each Party shall bear its own costs in connection with the mediation; the fees and disbursements of the mediator shall be borne equally by the Parties.

(f)	If the Parties accept any recommendation made by the mediator or otherwise reach agreement as to the resolution of the Dispute, such agreement shall be recorded in writing and signed by the Parties, whereupon it shall become binding upon the Parties and have, as between them, the authority of a final judgment or arbitral award (res judicata).

(g)	The mediation shall be confidential and neither the Parties (including their auditors and insurers) nor their counsel and any Person necessary to the conduct of the mediation nor the mediator or any other neutral involved in the mediation shall disclose the existence, content (including submissions made, positions adopted and any evidence or documents presented or exchanged), or outcome of any mediation hereunder without the prior written consent of the Parties, except as may be required by Applicable Law or the applicable rules of a stock exchange and except for disclosures to other members of its Group or its Group’s Representatives.

(h)	In the event that a Dispute is referred to arbitration in accordance with Section 10.4 below, the mediator or any other neutral involved in the mediation shall not take part in the arbitration, whether as a witness or otherwise, and any recommendation made by him in connection with the mediation shall not be relied upon by either Party without the consent of the other Party and of the mediator or neutral, and neither Party shall make use of or rely upon information supplied, positions adopted, or arguments raised, by the other Party in the mediation (except to the extent such information, positions or arguments are supplied or raised in connection with the arbitration proceedings).

(i)	Subject to the right of the Parties to seek interim or conservatory relief from a court of competent jurisdiction, as provided below in Section 10.4(e), neither Party shall be entitled to refer a Dispute to arbitration unless the dispute has first been the subject of an Escalation Notice.

10.4	Arbitration

(a)	Subject to the right of the Parties to seek interim or conservatory relief from a court of competent jurisdiction as provided below in Section 10.4(e), any Dispute which has not been resolved by negotiation or mediation as provided herein shall, upon the request of either Party, be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (the “LCIA”) then in force (the “LCIA Rules”).

(b)	The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be London, England. The language of the arbitration shall be English.

(c)

The costs of the arbitration shall be specified by the arbitral tribunal and shall be borne by each Party to the extent it does not prevail on its claims, unless the arbitral tribunal, in its discretion, determines a different allocation, taking all relevant circumstances into account. The costs of arbitration include, in addition to the costs of the arbitration as determined by the LCIA Court under Article 28.1 of the LCIA Rules, the legal and other costs incurred by the Parties, including: (i) the reasonable travel and other expenses of witnesses; (ii) the reasonable fees and expenses of expert witnesses; and (iii) the costs of legal representation and assistance, to the extent that the arbitral tribunal determines that the amount of such costs is reasonable.

(d)	The arbitral tribunal shall endeavour to issue its award within sixty (60) days of the last hearing of the substantive issues in dispute between the Parties; however, the arbitral tribunal shall not lose jurisdiction if it fails to respect this deadline. The arbitral award shall be final and binding.

(e)	For the purposes of any interim or conservatory measure that may be sought in aid of the arbitration proceedings, the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the competent courts of London and waive any right to invoke, and they hereby agree not to invoke, any claim of forum non conveniens, inconvenient forum, or transfer or change of venue. Without prejudice to such interim or conservatory remedies as may be obtained from a competent court, the arbitral tribunal shall have full authority to grant interim or conservatory remedies and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.

(f)	Neither the Parties (including their auditors and insurers), their counsel, any Person necessary to the conduct of the arbitration nor the arbitrators shall disclose the existence, content (including submissions and any evidence or documents presented or exchanged), or outcome of any arbitration hereunder without the prior written consent of the Parties, except as may be required by Applicable Law or the applicable rules of a stock exchange and except for disclosures to other members of the Group or its Group’s Representatives.

10.5	Continuing Obligations

Other than as expressly set out in this Agreement, the existence of a Dispute between the Parties with respect to this Agreement shall not relieve either Party from performance of its obligations under this Agreement that are not the subject of such Dispute.

11.	MISCELLANEOUS

11.1	Construction

In this Agreement, unless a clear contrary intention appears:

(a)	the singular number includes the plural number and vice versa;

(b)	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c)	reference to any gender includes each other gender;

(d)	reference to any agreement, document or instrument means such agreement, document or instrument as amended, modified, supplemented or restated, and in effect from time to time in accordance with the terms thereof subject to compliance with the requirements set forth herein;

(e)	reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

(f)	“herein”, “hereby”, “hereunder”, “hereof”, “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(g)	“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(h)	the Table of Contents and headings are for convenience of reference only and shall not affect the construction or interpretation hereof;

(i)	with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; and

(j)	references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

11.2	Notices

All notices and other communications under this Agreement shall be in writing and shall be presumed to be duly given (a) on the date of delivery, if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the date of actual receipt if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and successful transmission by the facsimile machine. All notices hereunder shall be delivered as follows:

If to the Purchaser, to:

Engineered Products Switzerland AG

Max Hoegger-Strasse 6

CH-8048 Zurich

Switzerland

Fax:	+41 (0) 43 497 4399
Attention:	Chief Procurement Officer

With a copy (which shall not constitute notice) to:

Alcan Engineered Products

Tour Reflets

17, place des Reflets

92097 Paris La Défense

France

Fax:	+ 33-15700-3307
Attention:	Chief Legal Officer

If to the Supplier, to:

Rio Tinto Alcan Inc.

1188 Sherbrooke Street West

Montreal, Quebec

Canada, H3A 3G2

Fax:	514-848-8115
Attention:	Chief Legal Officer

Any Party may, by notice to the other Party, change the address or fax number to which such notices are to be given.

11.3	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed and interpreted in accordance with the laws of England applicable therein. The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of England to support and assist the arbitration process pursuant to Section 10.4 including if necessary the grant of interlocutory relief pending the outcome of that process.

11.4	Currency

The obligations of a Party to make payments hereunder shall not be discharged by an amount paid in any currency other than Euros, whether pursuant to a court judgment or arbitral award or otherwise, to the extent that the amount so paid upon conversion to Euros and transferred to an account indicated by the Party to receive such funds under normal banking procedures does not yield the amount of Euros due, and each Party hereby, as a separate obligation and notwithstanding any such judgment or award, agrees to indemnify the other Party against, and to pay to such Party on demand, in Euros, any difference between the sum originally due in Euros and the amount of Euros received upon any such conversion and transfer.

11.5	Entire Agreement

This Agreement and the schedules hereto and the specific agreements contemplated herein contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein. Without limiting the generality of the foregoing, this Agreement shall in all cases supersede the terms and conditions that may be set forth in any purchase order, purchase order confirmation, bill of lading, invoice, or other standard form of document or agreement that may be used from time to time by either the Supplier or the Purchaser in connection with the ordering or delivery of Metal.

11.6	Severability

If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

11.7	Survival

Except as provided otherwise in this Agreement, the following shall survive the expiry of the Term or earlier termination of this Agreement: (a) the provisions of Sections 1.1, 2.4(c), 2.9, 2.10(a) and (b), 2.12 (with respect to Metal supplied to and accepted by Purchaser prior to termination and excluding Sections 2.12(b)), 2.14(b), 2.15 (other than 2.15(c)), 3 (with respect to failures to purchase or supply prior to termination), 6, 10 and 11, and (b) a Party’s liability hereunder for the breach prior to expiry of the Term or earlier termination of this Agreement of any of its obligations contained herein and (c) the payment obligations of a Party hereunder to the extent they arose prior to the time of termination or expiry.

11.8	Execution in Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

11.9	Amendments

No provisions of this Agreement shall be amended, supplemented or modified by any Party, unless such amendment, supplement or modification is in writing and signed by an authorized representative of each of the Parties.

11.10	Waivers

No failure on the part of a Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No provisions of this Agreement may be waived unless the waiver is in writing and signed by an authorized representative of the Party against whom it is sought to enforce such waiver.

11.11	No Partnership

Nothing contained herein or in the Agreement shall make a Party a partner of any other Party and no Party shall hold out the other as such.

11.12	Taxes, Royalties and Duties; Set-off

(a)	Notwithstanding any other provision of this Agreement to the contrary, to the extent any amounts are required under applicable law to be deducted or withheld for or on account of taxes (each such amount, a “Withheld Amount”) from any charges or any other sums payable by the Purchaser to the Supplier under this Agreement, the Purchaser shall:

(i)	promptly notify the Supplier;

(ii)	be entitled to withhold and deduct such amounts;

(iii)	pay, or cause to be paid, to the relevant taxing or governmental authority the Withheld Amount in accordance with applicable law;

(iv)

pay the amounts owing under this Agreement reduced by such Withheld Amount, subject to clause (v) below. For greater certainty, subject to clause (v) below, any amount so withheld or deducted by the Purchaser shall discharge the Purchaser’s obligation to pay such portion of such charge or other amount under this Agreement. Subject to applicable law (including any applicable double tax conventions or treaties), the Parties agree to cooperate to reduce any amounts required to be withheld by the Purchaser from any charge or other amounts payable to the Supplier under this Agreement or to obtain a refund of any Withheld Amount, or part thereof; and

(v)	if the Withheld Amount is an Indemnifiable Tax, pay to the Supplier such additional amount (the “Gross Up Payment”) as is necessary to ensure that the net amount actually received by the Supplier will equal the full amount the Supplier would have received had no such deduction or withholding been required.

(b)	Each Party agrees that, so long as either Party has or may have any obligation under this Agreement, it shall upon written demand of the other Party deliver to such other Party (or to any governmental or taxing authority as the other Party reasonably directs), any forms or other documents and provide such other cooperation and assistance as may reasonably be required or requested in writing in order to allow such other Party to make a payment under this Agreement without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate. Any such form or document shall be accurate and completed in a manner reasonably satisfactory to such other Party and shall be executed and delivered with any reasonably required certification by such date as is agreed between the Parties or, in the absence of such agreement, as soon as reasonably practicable following the demand by the other Party but no later than the due date under applicable law (provided the other Party has given reasonable notice).

(c)

If the Purchaser makes a Gross Up Payment pursuant to Section 11.12(a)(v) and the Supplier determines (whether following a request by the Purchaser, or otherwise) that it has actually received (and would not have received but for such Gross Up Payment) a refund of or in respect of such Gross Up Payment or has received, utilised and retained (and would not have received, utilised and retained but for such Gross Up Payment) any credit against or relief or remission from any Tax by reason of, or in respect of, such Gross Up Payment from the relevant taxing or governmental authority (other than a refund, credit, relief or remission arising from a carryback or carryforward of a tax attribute of the Supplier), the Supplier shall pay over as soon as reasonably practicable such refund or an amount equal to such credit, relief or remission to the Purchaser (but only to the extent of the Gross Up Payment as determined by the Supplier), reduced by all taxes imposed with respect to such refund, credit, relief or remission as determined by the Supplier, net of all out of pocket expenses of the Supplier as determined by the Supplier and without interest; provided that the Purchaser, upon the request of the Supplier, agrees to repay as soon as reasonably practicable the amount of refund, credit, relief or remission paid over to the Purchaser (plus any penalties, interest, or other charges imposed by the relevant taxing or governmental authority) to the Supplier in the event such refund, credit, relief or remission is repaid to the relevant taxing or governmental authority or otherwise reversed. This Section 11.12(c) shall not be construed to require the Supplier to make available its tax returns (or any other information relating to taxes which it deems confidential) to the Purchaser or any other person.

(d)	The Parties shall take reasonable measures to avoid any payment under this Agreement becoming subject to deductions or withholdings for or on account of taxes.

(e)	Except as provided otherwise in Section 11.12, all payments to be made by either of the Parties under this Agreement shall be made in full, free of any right of counterclaim or setoff and without deduction of any kind.

(f)	All VAT Taxes and duties imposed or levied on any Metal supplied, or in respect of the supplies of Metal made (which, for the avoidance of doubt shall not include any taxes assessed on the Supplier in respect of its net income, profits or gains), shall be for the account of and paid by the Purchaser, subject to Section 2.12(g).

11.13	Limitations of Liability

(a)	***

(b)	Each Party shall use Commercially Reasonable Endeavours to avoid or mitigate any losses which, in the absence of mitigation, would give rise to or increase the amounts recoverable from the other Party pursuant to a breach claim under this Agreement, provided that the other Party shall reimburse the mitigating Party for any costs reasonably incurred by the mitigating Party in complying with this Section 11.13(b). In addition, each Party shall cooperate and endeavour in good faith to mitigate the amount of any costs or expenses which are incurred by such Party and are to be paid or reimbursed by the other Party.

(c)	In the event that a Party has a breach claim against the other Party, the claiming Party shall promptly, and in any event within 60 Business Days after it becomes aware of the claim, deliver written notice of the claim which specifies in reasonable detail the basis for the claim; provided that any failure to give notice within such time period shall not relieve the breaching Party from any liability, except and to the extent the breaching Party is actually and materially prejudiced by such failure.

11.14	Confidentiality

(a)	Subject to Section 11.15, each Party shall hold, and shall cause its respective Group members and its respective Affiliates (whether now an Affiliate or

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

hereafter becoming an Affiliate) and its and their Representatives to not disclose and to hold, in strict confidence, with at least the same degree of care that applies to its own confidential and proprietary Information, all confidential and proprietary Information concerning the other Group (or any member thereof) that is either in its possession or in the possession of any member of its Group (including Information in its possession or in the possession of any member of its Group prior to the date hereof) or furnished by the other Group (or any member thereof) or by any of its Affiliates (whether now an Affiliate or hereafter becoming an Affiliate) or their respective Representatives at any time pursuant to this Agreement or the transactions contemplated hereby (any such Information referred to herein as “Confidential Information”), and shall not use, and shall cause its respective Group members, Affiliates and its and their Representatives not to use, any such Confidential Information other than for such purposes as shall be expressly permitted hereunder or under other agreements between members of the Supplier Group and the Purchaser Group. Notwithstanding the foregoing, Confidential Information shall not include Information that is or was (i) in the public domain other than by the breach of this Agreement or by breach of any other agreement relating to confidentiality between or among the Parties and/or their respective Group members, Affiliates or Representatives, (ii) lawfully acquired by such Party (or any member of the Group to which such Party belongs or any of such Party’s Affiliates) from a Third Party who to the recipient’s knowledge (after reasonable enquiry) is not bound by a confidentiality obligation, or (iii) independently generated or developed by Persons who do not have access to, or descriptions of, any such confidential or proprietary Information of the other Party (or any member of the Group to which such Party belongs).

(b)	Each Party shall maintain, and shall cause its respective Group members to maintain, policies and procedures, and develop such further policies and procedures as will from time to time become necessary or appropriate, to ensure compliance with this Section 11.14.

(c)

Each Party agrees not to release or disclose, or permit to be released or disclosed, any Confidential Information to any other Person, except its Representatives who need to know such Confidential Information (who shall be advised of their obligations hereunder with respect to such Confidential Information), and except in compliance with Section 11.15. Without limiting the foregoing, when any Confidential Information furnished by the other Party pursuant to this Agreement is no longer needed for the purposes contemplated by this Agreement, each Party will promptly, after request of the other Party and at the election of the Party receiving such request, return to the other Party all such Confidential Information in a printed or otherwise tangible form (including all copies thereof and all notes, extracts or summaries based thereon) and destroy all Confidential Information in an electronic or otherwise intangible form and certify to the other Party that it has destroyed such Confidential Information (and such copies thereof and such notes, extracts or summaries based thereon). Notwithstanding the foregoing, the Parties agree that to the extent some Confidential Information to be destroyed or returned is retained as data or records for the purpose of business continuity planning or is otherwise not accessible in the Ordinary Course of Business, such data or records shall be destroyed in the Ordinary Course of Business in accordance, if applicable, with the business continuity plan of the applicable Party.

11.15	Protective Arrangements

In the event that any Party or any member of its Group or any Affiliate of such Party or any of their respective Representatives either determines on the advice of its counsel that it is required to publicly disclose any Confidential Information (the “Disclosing Party”) pursuant to Applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Confidential Information of the other Party (or any member of the Group to which such Party belongs) (the “Requesting Party”) the Disclosing Party shall, to the extent permitted by Applicable Law, promptly notify the other Party prior to the Disclosing Party disclosing or providing such Confidential Information and shall use Commercially Reasonable Endeavours to cooperate with the Requesting Party so that the Requesting Party may seek any reasonable protective arrangements or other appropriate remedy and/or waive compliance with this Section 11.15. All expenses reasonably incurred by the Disclosing Party in seeking a protective order or other remedy will be borne by the Requesting Party. Subject to the foregoing, the Disclosing Party may thereafter disclose or provide such Confidential Information to the extent (but only to the extent) required by such Applicable Law (as so advised by legal counsel) or by lawful process or by such Governmental Authority and shall promptly provide the Requesting Party with a copy of the Confidential Information so disclosed, in the same form and format as disclosed.

11.16	Contracts (Rights of Third Parties) Act 1999

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

11.17	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Party shall, promptly (and in any event within 10 Business Days) following a request by the other Party, irrevocably appoint a process agent for service of process in relation to any proceedings before the English courts in connection with this Agreement.

11.18	Parent Company Guarantee

(a)

The Purchaser shall, at its cost, procure the issue and delivery to the Supplier on or prior to the Effective Date, and following its issue, maintain in full force and effect until the expiry or termination of this Agreement, a guarantee from Omega Holdco B.V. in respect of the performance of the Purchaser’s obligations under this Agreement (the “Parent Company Guarantee”), in the form set out in Schedule 14 to this Agreement.
(b)	If at any time during the term of this Agreement, Omega Holdco B.V. ceases to be an Affiliate of the Purchaser, the Purchaser shall procure that a replacement parent company guarantee is provided to the Supplier from a guarantor reasonably acceptable to the Supplier on the terms otherwise set out in Section 11.18(a) above.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Metal Supply Agreement to be executed by their duly authorized representatives as of the date first hereinabove written.

ENGINEERED PRODUCTS
SWITZERLAND AG, a company
incorporated in Switzerland

By:	/s/ Sandra Walker
Name:	Sandra Walker
Title:	Group Counsel,
Strategic Projects, Rio Tinto

RIO TINTO ALCAN INC., a company
incorporated in France

By:	/s/ Sandra Walker
Name:	Sandra Walker
Title:	Group Counsel, Strategic
Projects, Rio Tinto

SCHEDULE 1

ADDITIONAL UPCHARGES AND DISCOUNTS

The following Additional Upcharges shall apply to Metal supplied under the Agreement:

1.	Sawing Upcharge:

Sawing Requirements	Marking	Sawing Upcharge (Euros per Tonne)
Head or Foot Sawn	TS or PS	***

Head and foot Sawn	TPS	***

In the event that the Specifications cannot reasonably be fulfilled unless by sawing, the Supplier shall be entitled to charge the appropriate Additional Upcharge, notwithstanding the Marking on the order received from the Purchaser.

2.	Small Lot Size Upcharge:

All Confirmed Orders for Metal shall be for multiples of full casting batches (that is the maximum number of unsawn sheet ingots of a specification that can be cast from one furnace in a single drop).

Casting Batches per order line of Metal	Small Lot Size Upcharge (Euros per Tonne, per Supplier Facility)

3 or less for *** to *** Contract Years	***

3.	Long Lead Time Discount;

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Discount of *** Euros per Tonne of Metal where lead time between the last Business Day of the week in which the order for Metal is provided to the Supplier and the first Business Day of the week in which the Metal is to be shipped exceeds *** Business Days.

4.	Furnace Optimization:

The Parties hereby agree to work together in good faith and to use Commercially Reasonable Endeavours to increase and maximize efficiency, including in terms of furnace optimization at the Supplier Facilities; provided that the foregoing obligation shall not require any Party to agree on any amendments to or waive any rights afforded to them under this Agreement. Furnace optimization occurs when the maximum furnace charge that the Supplier Facility can apply is achieved, given the technical capabilities of the Supplier Facility, the format, the alloy and the characteristics of the alloy as defined in the Specifications.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

ALLOY ADJUSTMENTS

The Alloy Adjustment shall apply to all alloys other than 1xxx and 8xxx series alloys.

The Alloy Adjustment shall be calculated as follows and shall be revised every 6th calendar month as specified below throughout the Term of the Agreement:

Alloy Adjustment = P × [A – LME] converted in Euros/Tonne.

Where:

P	= % of alloying element weight content in the Metal as per Purchaser Specifications,

A	= Average price for the relevant alloy during the six month period specified below determined for five alloying elements in the following manner:

(a)	For Magnesium, minimum ***% average Magnesium price FOB Chinese port as published in Metal Bulletin, plus an additional charge of USD *** per Tonne;

(b)	For Manganese, minimum ***% electrolytic Manganese flake free market monthly average as published in Metal Bulletin plus an additional charge of USD *** per Tonne;

(c)	For Silicon, Silicon *** Euros per Tonne monthly average as published in Metal Bulletin; plus an additional charge of *** Tonne;

(d)	For Copper, Cash LME *** as published in Metal Bulletin plus an additional charge of *** USD per Tonne;

(e)	For Chromium, minimum ***% world free market alumino-thermic monthly average as published in Metal Bulletin plus an additional charge of *** USD per Tonne.

Less common alloy ingredients such as Bismuth (Bi), Strontium (Sr) and Zinc (Zn) will be charged as the case may be ***.

LME: same as defined in the Agreement, calculated as the six month monthly average for the six months relevant period specified below.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Conversion from USD/Tonne to Euros/Tonne = using the same exchange rate as defined in the Agreement, §1.2.

The Alloy Adjustment shall be revised according to the following schedule:

The flat rates will be revised annually subject to mutual agreement of the Parties before 20th of December for each following year.

For the invoicing period for the months of January to June of year Y (and for each month of such invoicing period), the average price of the relevant alloy (A) and for LME for the months of June to November of year Y-1 shall be used. Alloy adjustment reference values for first half of year Y to be provided by the Supplier to the Purchaser before 20th of December year Y-1.

For the invoicing period for the months of July to December of year Y (and for each month of such invoicing period), the average price of the relevant alloy (A) and for LME for the months of December Y-1 to May Y shall be used. Alloy adjustment reference values for second half of year Y to be provided by the Supplier to the Purchaser before 20th of June year Y.

Example of Alloy Adjustment calculation for Magnesium in Alloy 5005:

P	= 0.9%

Mg	= USD ***/Tonne + USD ***/Tonne = USD ***/Tonne

LME	= USD ***/Tonne

Alloy 5005:  [0.009 × (*** – ***)] / *** [i.e. USD *** = *** Euro] = *** Euros/ Tonne

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3

FINANCING COSTS

The Financing Costs shall be calculated in accordance with the following formula:

[(a+b+c+d+e+f+g+h+i+j+k-l) × Overnight LIBOR × 60/360]

Where :

(a)	is the LME Aluminium Price;

(b)	is the EC Duty Paid Premium;

(c)	is the Safety Net Volume Premium, if any;

(d)	is the Standard Sheet Ingot Premium;

(e)	is the Logistics Cost;

(f)	is the Quality Upcharge;

(g)	is the Alloy Adjustment, if any (with any downward adjustment to be expressed as a negative number);

(h)	is the Additional Upcharge, if any;

(i)	is the Product under Development Upcharge, if any;

(j)	is the New Tooling Upcharge, if any;

(k)	is the Trial Product Upcharge, if any; and

(l)	means any applicable discounts (including the Unsawn Discount and those set forth in Section 3 of Schedule 1).

Values used for (e), (f), (g), (h), (i), (j) and (k) above will be based on the average values of the previous calendar quarter.

“Overnight LIBOR” means the average of the rate in effect for each day during the applicable quotation period for deposits in Dollars for overnight funds that is fixed as of 11:00 a.m., London time on such date (or if such date is not a business day in London, on the first business day preceding such date) and displayed on Bloomberg under the ticker “US00O/N Index” or under such other ticker as may replace such ticker on Bloomberg or such other service or services as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for deposits in Dollars. If no such rate appears on Bloomberg, then Overnight LIBOR in respect of such date will be the arithmetic mean of the offered rates (unless the display referred to below by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the London interbank market in U.S. dollars that appear on the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank offered rates of major banks for Dollars as of 11:00 a.m., London time, on such date (or if such date is not a Business Day, on the first Business Day preceding such date), if at least two such offered rates appear.

SCHEDULE 4

LOGISTICS COSTS

Sales are CIP or CIF (Incoterms 2000).

Below, freight cost for normal transport mode is indicated where available.

[***]

Charged freight cost will be revised as needed, at a minimum on an annual basis. The Parties will work together to optimize logistics arrangements with the goal of reducing costs while maintaining or improving reliability and quality of service.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5

ALLOYS AND APPLICABLE QUALITY UPCHARGES

[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 6

SPECIFICATIONS

[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TABLE 1

[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 7

[INTENTIONALLY DELETED]

SCHEDULE 8

CREDIT REQUIREMENTS

PART I

[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PART II

[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PART III

[***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 9

*** IMPROVEMENT PROCESS

•

The Supplier intends to implement the following measures to ensure that 3104 Alloy supplied by it to the Purchaser from the *** Facility meets the Specifications in accordance with the terms of this Agreement. The first measure involves targeted improvements at the *** Facility itself and the second measure is aimed at improving operating processes at the *** Facility.

Facility Improvements

•	The Supplier has completed or is currently undertaking the following investments at the *** Facility:

•	***

•	***

•	***

•	***

•	***

•

The Supplier is currently considering other steps to be implemented in the 2011 Contract Year at the *** Facility, including implementing ***, and may also consider including further investments that it may determine to be necessary or advantageous to meeting its objectives.

•	The Supplier may make any appropriate changes to the investments described above in order to address health, safety and environment, quality, ergonomics and/or economic matters.

Operational Improvements

•	***.

•	***.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 10

***

1.	Shipment performance from each Supplier Facility to each Delivery Site will be measured by on time shipment percentage (the “OTS Percentage”) during each week, on a “by train” basis for shipments by train and on a “by boat” basis for shipment by boat and on a “by truck” basis for shipments by truck, calculated by the Supplier and notified to the Purchaser on a monthly basis during the period from the Effective Date to the expiration or termination of this Agreement.

2.	The target OTS Percentage applicable for each Delivery Site for each Contract Year (the “Target OTS Percentage”) is ***%, and the “Weighted Average OTS Percentage” shall be equal to the sum of the weighted average of the OTS Percentages for each of the Delivery Sites for the relevant period.

3.	***:

*** ***	***
***	***
***	***
***	***

4.	***

5.	***

6.	***

7.	***

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 11

PREMIUM CALCULATION

	***		***		***		***

Premium =		X		+		X

***

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 12

*** SIZE FORMATS

Width of *** highest size formats for purposes of Section 2.3(c)(ii):

[***]

Width of next *** highest size formats for purposes of Section 2.3(c)(iii):

[***]

All new formats will have minimum ***mm thickness.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 13

ALLOYS NOT SUBJECT TO DISCONTINUANCE

WITHOUT PURCHASER CONSENT

RTA Alloy Designation of alloys which may not be discontinued without the Purchaser’s prior written consent:

Issoire Facility

[***]

Neuf-Brisach Facility

[***]

Singen Facility

[***]

The Parties shall cooperate in good faith to agree reasonable minimum lot sizes and number of moulds.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 14

PARENT COMPANY GUARANTEE

This Guarantee Agreement (this “Guarantee”) is made on [—] between:

(1)	OMEGA HOLDCO B.V., a company incorporated in The Netherlands whose registered office is at Amsteldijk 166, 1079 LH Amsterdam (the “Guarantor”),

(2)	RIO TINTO ALCAN INC., a corporation organized under the laws of Canada (“RTA”); and

(3)	ALUMINIUM PECHINEY, a corporation organized under the laws of France (“AP”) (each of RTA and AP, a “Supplier” and together, the “Suppliers”).

Whereas:

(A)	the Guarantor has entered into a Share Sale Agreement (the “SPA”) with ALCAN HOLDINGS SWITZERLAND AG (“AHS”) and the Share Sellers (as defined in the SPA) to purchase the EP Business (as defined in the SPA) on the terms and conditions set forth therein;

(B)	under the terms of the SPA, it is contemplated that Engineered Products Switzerland AG, a company incorporated in Switzerland (the “Company”), a wholly owned subsidiary of the Guarantor, has entered into certain Metal Supply Agreements (as defined below) with the Suppliers providing for the supply and purchase of metal; and

(C)	the Guarantor wishes to guarantee the obligations of the Company to the Suppliers under the Metal Supply Agreements.

It is agreed as follows:

1.	Metal Supply Agreements. Reference is made to:

(a)	the Metal Supply Agreement for the supply of Sheet Ingot in Europe between the Company and RTA, dated as of the date of this Guarantee and as may be amended from time to time (the “EU Slab MSA”);

(b)	the Metal Supply Agreement for the supply of Aluminium-Lithium Ingots between the Company and RTA, dated as of the date of this Guarantee and as may be amended from time to time (the “Al-Li MSA”);

(c)	the Metal Supply Agreement for the supply of Sheet Ingot in North America between the Company and RTA, dated as of the date of this Guarantee and as may be amended from time to time (the “NA Slab MSA”);

(d)	the Metal Supply Agreement for the supply of Aluminium Rod between the Company and AP, dated as of the date of this Guarantee and as may be amended from time to time (the “Rod MSA”); and

(e)	the Metal Supply Agreement for the supply of Extrusion Ingot between the Company and AP, dated as of the date of this Guarantee and as may be amended from time to time (the “Billets MSA”),

(each such agreement, a “Metal Supply Agreement”, and collectively, the “Metal Supply Agreements”). Capitalised terms used herein and not defined herein shall have the meaning ascribed to them under the Metal Supply Agreements or the relevant specified Metal Supply Agreement.

2.	Guarantee.

(a)	The Guarantor:

(i)	irrevocably and unconditionally guarantees (A) to RTA the due and punctual performance and observance by the Company of each of the Company’s obligations, commitments, undertakings and warranties under or pursuant to the EU Slab MSA, the Al-Li MSA and the NA Slab MSA when they or any part of them become due and performable according to the terms of the relevant Metal Supply Agreement (including, without limitation, the due and punctual payment in accordance with the EU Slab MSA, the Al-Li MSA or the NA Slab MSA (as applicable) of all amounts payable by the Company under such agreements), and (B) to AP the due and punctual performance and observance by the Company of each of the Company’s obligations, commitments, undertakings and warranties under or pursuant to the Rod MSA and the Billets MSA when they or any part of them become due and performable according to the terms of the relevant Metal Supply Agreement (including, without limitation, the due and punctual payment in accordance with the Rod MSA or the Billets MSA (as applicable) of all amounts payable by the Company under such agreements) (“Guaranteed Obligations”); and

(ii)	as a separate, additional and continuing obligation, unconditionally and irrevocably undertakes with each of the Suppliers that, should any payment of or in respect of any of the Guaranteed Obligations not be recoverable from the Guarantor under clause 2(a)(i) above for any reason whatsoever, the Guarantor will, as a sole, original and independent obligor, make payment of the same by way of a full indemnity in the same manner and extent as is provided for in the relevant Metal Supply Agreement.

(b)

If and whenever the Company defaults for any reason whatsoever in the performance (including, without limitation, payment of any amounts payable under any of the Metal Supply Agreements) of any of the Guaranteed Obligations,

the Guarantor shall forthwith upon demand by the relevant Supplier unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations (including, without limitation, payment) in regard to which such default has been made as if the Guarantor instead of the Company were expressed to be primary obligor of the relevant Metal Supply Agreement and not merely as surety (but without affecting the Company’s obligations) in the manner prescribed by the relevant Metal Supply Agreement and so that the same benefits shall be conferred on the relevant Supplier as it would have received if the Guaranteed Obligations had been duly performed and satisfied by the Company.

3.	Continuing Obligations. This Guarantee is to be a continuing guarantee and accordingly is to remain in force notwithstanding any act, omission, neglect, event or matter whatsoever until all Guaranteed Obligations shall have been performed or satisfied. This Guarantee is in addition to and without prejudice to and not in substitution for any rights or security which the Suppliers may now or hereafter have or hold for the performance and observance of the Guaranteed Obligations.

4.	Enforceability. As a separate and independent obligation, the Guarantor agrees that this Guarantee shall be unconditional and that the Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Company of, or any defence (other than full payment or satisfaction) or counter-claim whatsoever available to the Company in relation to, any of the Guaranteed Obligations (including any moneys payable), whether or not any action has been taken to enforce the same or any judgment obtained against the Company, whether or not any time or indulgence has been granted to the Company by the relevant Supplier, whether or not the Company has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status or functions and whether or not any circumstances have occurred which might constitute a legal or equitable defence to a guarantor. The validity of this Guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the Guaranteed Obligations and this Guarantee shall not be discharged nor shall the liability of the Guarantor under this Guarantee be affected by any act, fact, matter, thing, event or circumstance whatever whereby its liability would not have been discharged if it had been the sole or principal obligor in respect thereof. Neither Supplier will be obliged, before enforcing any of its rights or remedies under this Guarantee, to take any step or action, and the liabilities of the Guarantor under this Guarantee may be enforced irrespective of whether any legal proceedings are being or have been taken, against the Company.

5.

Preservation of Rights. The Guarantor’s obligations and liability under this Guarantee will remain in full force and effect and are not to be discharged, released or reduced in any way by reason of any variation to or amendment of the Metal Supply Agreements (including any concession or waiver by a Supplier in respect of the Company’s obligations under the Metal Supply Agreements) or any provision of the Metal Supply Agreements being or becoming illegal, invalid, void or unenforceable for any reason, or any termination or suspension of a Metal Supply Agreement. The Guarantor agrees that, so long as the Company is under any actual or contingent obligations under each relevant

Metal Supply Agreement, it shall not, in respect of any amounts paid by it under this Guarantee or by reason of performance by it of its obligations under this Guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment or performance, or claim or recover by the institution of proceedings or the threat of proceedings or otherwise any sum from the Company or claim any set-off or counterclaim against the Company or prove in competition with either Supplier in respect of any payment by the Guarantor under this Guarantee. If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Company, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Guarantor before payment in full of all sums payable under the relevant Metal Supply Agreements shall have been made to the relevant Supplier, the Guarantor shall on demand pay the same over to the relevant Supplier.

6.	Subsequent Avoidance. If any payment received by a Supplier pursuant to the provisions of this Guarantee shall (whether on the subsequent bankruptcy, insolvency or corporate reorganization of the Company or, without limitation, any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantor and this Guarantee shall continue to apply as if such payment had at all times remained owing by the Company to the relevant Supplier.

7.	Notices. In the event that a Supplier makes a claim to the Guarantor in respect of any of the Guaranteed Obligations, such Supplier shall promptly provide notice and reasonable detail regarding such claim to the Guarantor, and provide any further information reasonably requested by the Guarantor relating to such claim. Any notice or other communication in connection with this Guarantee (each a “Notice”) shall be in writing in English and delivered by hand, fax, registered post or by courier using an internationally recognised courier company:

(a)	If to the Guarantor to:

Omega Holdco B.V.

Amsteldijk 166

1079LH Amsterdam

Fax: +31 (0) 20 6442735

Attention:  Ms. Karlien Jehee

with a copy to (which shall not constitute notice) to:

Alcan Engineered Products

Tour Reflets

17, place des Reflets

92097 Paris La Défense

France

Fax :	+ 33-15700-3307
Attention:	Chief Legal Officer

(b)	If to RTA or AP to:

Rio Tinto Alcan Inc.

1188 Sherbrooke Street West

Montreal, Quebec, Canada, H3A 3G2

Fax:    514-848-8115

Attention:    Chief Legal Officer

Either party may, upon written notice to the other party, change the address and person to whom such communications are to be directed.

8.	Assignment; Group Restructure.

(a)	Neither of the Suppliers nor the Guarantor shall be entitled to assign or otherwise transfer the benefits or obligations of this Guarantee or any part hereof (including receiving any amounts hereunder), including any interest herein, at any time, to any person, in whole or in part, without the prior written consent of the Suppliers (in the case of any such assignments or transfers by the Guarantor) or the Guarantor (in the case of any such assignments or transfers by either of the Suppliers).

(b)	In the event that the Guarantor’s business group is restructured in a manner such that the Guarantor is no longer an affiliate of the Company, and a new entity in the group becomes the ultimate parent entity of the Company, such new entity shall enter into a replacement guarantee on the same terms and conditions as this Guarantee, and this Guarantee shall terminate.

9.	Severability. If any term or provision of this Guarantee shall be invalid or unenforceable, the remainder of this Guarantee shall remain in full force and effect.

10.	Amendments. This Guarantee shall not be amended or modified except by an instrument in writing signed by or on behalf of the Guarantor and each of the Suppliers.

11.	No Third Party Rights. A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Guarantee.

12.	Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with the laws of England and Wales excluding any conflicts of law rule or principle that might refer construction of such provisions to the laws of another jurisdiction.

13.	Without prejudice to any other mode of service allowed under any relevant law, the Guarantor shall, promptly (and in any event within 10 Business Days) following a request by the Supplier, irrevocably appoint a process agent for service of process in relation to any proceedings before the English courts in connection with this Guarantee.

In witness whereof this Guarantee has been duly executed as a deed on the date that is first above written.

Executed as a deed by
OMEGA HOLDCO B.V. acting by

Authorised Signatory

Authorised Signatory

Executed as a deed by
RIO TINTO ALCAN INC. acting by

Authorised Signatory

Authorised Signatory

Executed as a deed by
ALUMINIUM PECHINEY acting by

Authorised Signatory

Authorised Signatory